    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2000
                                                             REG. NO. 333-

Post-Effective Amendment No. 1 To Registration Statement No. 333-70639 Post-Effective Amendment No. 2 To Registration Statement No. 333-56573 Post-Effective Amendment No. 3 To Registration Statement No. 33-64261 Post-Effective Amendment No. 5 To Registration Statement No. 33-49965 Post-Effective Amendment No. 7 To Registration Statement No. 33-57104 Post-Effective Amendment No. 6 To Registration Statement No. 33-47105 Post-Effective Amendment No. 7 To Registration Statement No. 33-45228 Post-Effective Amendment No. 6 To Registration Statement No. 33-15230 Post-Effective Amendment No. 8 To Registration Statement No. 33-20950 Post-Effective Amendment No. 6 To Registration Statement No. 33-40485 Post-Effective Amendment No. 5 To Registration Statement No. 33-45266 Post-Effective Amendment No. 5 To Registration Statement No. 33-58144 Post-Effective Amendment No. 4 To Registration Statement No. 33-55295

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        THE CHASE MANHATTAN CORPORATION
              (Exact Name of Registrant, as Specified in Charter)

                     DELAWARE                                           13-2624428
          (STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER IDENTIFICATION NUMBER)
          INCORPORATION OR ORGANIZATION)

                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ANTHONY J. HORAN
                              CORPORATE SECRETARY
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                              NEILA B. RADIN, ESQ.
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED              PROPOSED
                                   AMOUNT              MAXIMUM               MAXIMUM
  TITLE OF EACH CLASS OF           TO BE          OFFERING PRICE PER        AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)(2)   UNIT OR SHARE(2)(3)   OFFERING PRICE(3)(4)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Debt securities, debt
  warrants, preferred
  stock, depositary
  shares(5), preferred
  stock warrants, common
  stock, common stock
  warrants and currency
  warrants(6)(7)                     --                   --             $15,000,000,000         $3,960,000(8)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) If any debt securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $15,000,000,000. In no event will the aggregate initial offering price of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants issued under this registration statement and not previously registered under the Securities Act of 1933, as amended (the "Securities Act"), exceed $15,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

(5) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.

(6) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.

(7) This amendment also covers an indeterminate amount of debt securities and warrants that may be offered by affiliates of the registrant, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the registrant or its predecessors pursuant to the below-referenced registration statements. Accordingly, this amendment constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-70639, Post-Effective Amendment No. 2 to Registration Statement No. 333-56573, Post-Effective Amendment No. 3 to Registration Statement No. 33-64261, Post-Effective Amendment No. 5 to Registration Statement No. 33-49965, Post-Effective Amendment No. 7 to Registration Statement No. 33-57104, Post-Effective Amendment No. 6 to Registration Statement No. 33-47105, Post-Effective Amendment No. 7 to Registration Statement No. 33-45228, Post-Effective Amendment No. 6 to Registration Statement No. 33-15230, Post-Effective Amendment No. 8 to Registration Statement No. 33-20950, Post-Effective Amendment No. 6 to Registration Statement No. 33-40485, Post-Effective Amendment No. 5 to Registration Statement No. 33-45266, Post-Effective Amendment No. 5 to Registration Statement No. 33-58144 and Post-Effective Amendment No. 4 to Registration Statement No. 33-55295.

(8) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this amendment contains a prospectus that also relates to the $3,646,485,414 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants registered on the Registration Statement on Form S-3 (No. 333-70639) (relating to an aggregate $7,000,000,000 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants) previously filed by the registrant and declared effective on January 29, 1999 and as to which a filing fee of $1,946,000 was paid. This amendment constitutes Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-3 (No. 333-70639) and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with
    Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                EXPLANATORY NOTE

The second prospectus filed with this registration statement is a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of The Chase Manhattan Corporation, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities, preferred stock, depositary shares and warrants that have been previously registered by The Chase Manhattan Corporation or its predecessors under the Securities Act of 1933 pursuant to the registration statements referred to on the cover page of this registration statement and in certain debt securities, preferred stock, depositary shares and warrants that are initially offered and sold by or on behalf of The Chase Manhattan Corporation after the effective date of this registration statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

                             [Chase Manhattan Logo]

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

                            ------------------------

 WE WILL PROVIDE SPECIFIC TERMS OF THE ABOVE SECURITIES IN SUPPLEMENTS TO THIS
                                  PROSPECTUS.
 YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE
                                  YOU INVEST.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

             THIS PROSPECTUS IS DATED                       , 2000

                                    SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read:

- this prospectus, which explains the general terms of the securities we may offer;

- the attached prospectus supplement, which gives the specific terms of the particular securities we are offering and may change or update information in this prospectus; and

- the documents we have referred you to in "Where You Can Find More Information About Chase" on page 5 for information about our company and our financial statements.

Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

                        THE CHASE MANHATTAN CORPORATION

The Chase Manhattan Corporation ("Chase", which may be referred to as "we" or "us") is a registered bank holding company. Through various subsidiaries, we conduct domestic and international financial services businesses. At September 30, 1999, we were one of the largest banking institutions in the United States, with $371 billion in assets and $22 billion in stockholders' equity.

As of the date of this prospectus, Chase is organized into three major business franchises: Global Bank, National Consumer Services and Global Services. Our principal bank subsidiaries are The Chase Manhattan Bank, headquartered in New York, and Chase Manhattan Bank USA, National Association, headquartered in Delaware. Our principal non-bank subsidiary is Chase Securities Inc., which is engaged in securities underwriting and dealing.

                          THE SECURITIES WE MAY OFFER

This prospectus is part of a registration statement (No. 333-      ) (the
"registration statement") that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $18,646,485,414 of any of the following securities, either separately or in units:

- debt;
- preferred stock;

- depositary shares;

- common stock; and

- warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus.

DEBT SECURITIES

We may offer our unsecured general obligations, which may be senior or subordinated. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our "Senior Indebtedness" (which is described below and which includes the senior debt securities). In addition, under certain circumstances relating to our insolvency or a similar event, the subordinated debt securities will be entitled to payment only after the payment of claims relating to "Additional Senior Obligations" (as described below). For the definitions of Senior Indebtedness and Additional Senior Obligations, see "Description of Debt Securities -- Subordinated Debt
Securities -- Subordination" below.

The senior debt securities will be issued under an indenture between us and Bankers Trust Company, as trustee. The subordinated debt securities will be issued under an indenture between us and U.S. Bank Trust National Association, as trustee. We have summarized certain general features of the debt securities from the indentures. We encourage you to read the indentures (which are exhibits to the registration statement) and our recent periodic and current reports filed with the SEC. Directions on how you can get copies of these reports are provided on page 5.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries except to the extent that Chase is recognized, and receives payment, as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT
SECURITIES

- Each indenture allows us to issue different types of debt securities, including indexed securities.

- Neither indenture limits the amount of debt that we may issue or provides you with any protection should there be a highly leveraged transaction, recapitalization or restructuring involving Chase.

- The indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations.

- The indentures provide that holders of a majority of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities of a series, every holder in the series must consent.

- If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

GENERAL INDENTURE PROVISIONS THAT APPLY ONLY TO SENIOR DEBT SECURITIES

We have agreed in the indenture relating to the senior debt securities that we and our subsidiaries will not sell voting stock of The Chase Manhattan Bank, and that The Chase Manhattan Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of The Chase Manhattan Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of The Chase Manhattan Bank into another domestic bank if Chase and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation.

If we satisfy certain conditions in the indenture relating to the senior debt securities, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

Events of Default. The indenture relating to the senior debt securities provides that the following are events of default:

- Interest is not paid for 30 days after due date.
- Principal or premium is not paid when due.
- Sinking fund payment is not paid for 5 days after due date.
- Any other covenant breach continues for 60 days after notice.
- Principal payment default on Chase debt (including senior debt securities of other series) having an aggregate principal amount of more than $25,000,000 is not rescinded within 30 days after notice.
- Acceleration of more than $25,000,000 aggregate principal amount of Chase debt (including senior debt securities of other series) is not rescinded within 30 days after notice.
- Occurrence of certain bankruptcy or insolvency events.
- Occurrence of any other event of default specified in the prospectus supplement.

GENERAL INDENTURE PROVISIONS THAT APPLY ONLY TO SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be subordinated to all "Senior Indebtedness", which includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the subordinated debt securities. At September 30, 1999, approximately $13.5 billion of Senior Indebtedness was outstanding.

In an insolvency of or similar event relating to Chase, creditors holding "Additional Senior Obligations" would also be entitled to full payment before we could distribute any amounts to holders of the subordinated debt securities. Additional Senior Obligations include indebtedness for claims under derivative products, including interest, and foreign exchange and commodity contracts, but exclude claims under Senior Indebtedness or claims under subordinated obligations. At September 30, 1999, approximately $0.5 billion of Additional Senior Obligations were outstanding.

Events of Default. The indenture relating to the subordinated debt securities provides that the following are events of default:

- Occurrence of certain bankruptcy or insolvency events.

- Occurrence of any other event of default specified in the prospectus supplement.

PREFERRED STOCK AND DEPOSITARY SHARES

We may issue our preferred stock, par value $1 per share, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered, and the terms and conditions relating to the offering and sale of the series, at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

COMMON STOCK

We may issue our common stock, par value $1 per share. Subject to the rights of holders of our preferred stock, holders of our common stock are entitled to receive dividends when declared by our board of directors (which may also refer to a board committee or officer acting on authority delegated by our board of directors). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock ("securities warrants"). We may also issue warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies ("currency warrants"). We may issue warrants independently or together with other securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                              -------------   ------------------------------------
                                                  1999        1998    1997    1996    1995    1994
                                                  ----        ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits............      2.56        1.84    1.82    1.66    1.90    1.86
  Including Interest on Deposits............      1.67        1.43    1.43    1.32    1.41    1.42
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits............      2.52        1.82    1.77    1.60    1.82    1.76
  Including Interest on Deposits............      1.66        1.42    1.41    1.30    1.38    1.38

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                      WHERE YOU CAN FIND MORE INFORMATION
                                  ABOUT CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (a) Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

          (c) Current Reports on Form 8-K filed on January 22, 1999, March 17, 1999, March 24, 1999, April 21, 1999, May 26, 1999, June 3, 1999, July 14,
     1999, July 22, 1999, September 29, 1999, October 21, 1999 and November 2, 1999, and

          (d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     The Chase Manhattan Corporation
     270 Park Avenue
     New York, NY 10017
     212-270-4040

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE DOCUMENT.

                        THE CHASE MANHATTAN CORPORATION

GENERAL

Chase is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of September 30, 1999, we were one of the largest banking institutions in the United States, with $371 billion in assets and $22 billion in stockholders' equity.

Through our subsidiaries, we conduct domestic and international financial services businesses. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), and Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing.

BUSINESS

Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

  Global Bank

Global Bank combines the strengths of a leading commercial bank and a leading investment bank to meet the needs of customers around the world. Our Global Bank businesses included, as of September 30, 1999:

- Global Markets, which conducts trading and sales of foreign exchange and derivatives contracts and fixed income securities, and which also includes our domestic and international treasury units, which manage interest rate exposures and securities portfolios;

- Chase Capital Partners, which provides equity and mezzanine financing in the United States and, to a lesser extent, abroad and which invests in equity funds and manages high-yield funds;

- Global Investment Banking, which advises and provides integrated financial solutions to corporations, financial institutions, governments, financial sponsors and entrepreneurs worldwide;

- Corporate Lending, which provides credit and lending services to clients globally utilizing a strategy that emphasizes origination for distribution; and

- Global Private Bank, which serves a global base of high net worth individuals and families.

  National Consumer Services

National Consumer Services serves consumers, middle market customers and small business across the United States through an array of channels. Our National Consumer Services businesses included, as of September 30, 1999:

- Chase Cardmember Services, which includes the fourth-largest bank credit card issuer in the U.S. as of September 30, 1999, as well as Chase's international consumer business;

- Regional Consumer Banking, which has a leading share of primary banking relationships among consumers and small businesses in the New York metropolitan tri-state area and is a leading retail institution in key Texas markets;

- Chase Home Finance, which as of September 30, 1999 was the largest originator and servicer of residential mortgage loans in the U.S. and a leading provider of home equity and manufactured housing financing;

- Diversified Consumer Services, which as of September 30, 1999 was one of the largest bank originators of auto loans and leases in the U.S. and a leading provider of student loans, and which provides brokerage services and investment products and distributes bank insurance in the U.S.; and

- Middle Markets, which provides financial services to companies with annual sales ranging from $3 million to $500 million.

  Global Services

Global Services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services. At September 30, 1999, Global Services included:

- Chase Treasury Solutions, which provides treasury, cash management, multicurrency payment, trade finance, liquidity and information and e-commerce solutions to customers around the world and is a market leader in FedWire, ACH and CHIPS volume;

- Global Investor Services, which provides services to mutual funds, investment managers, pension funds, insurance companies and banks globally; and

- Capital Markets Fiduciary Services, which is a leader worldwide in delivering a broad range of trustee, investment management, securities processing, collateral management, advisory and structured finance services.

     Corporate and Support Units

In addition to our three major business franchises, Chase has corporate and support units that include:

- Chase.com, which manages Chase's new internet-related ventures and works with our business units to capitalize on internet opportunities;

- Chase Business Services, which is Chase's internal service provider; and

- Chase Technology Solutions, which includes Chase's systems, technology, research and development, telecommunications, check and loan processing and global infrastructure design capabilities.

                                USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, or the financing of possible acquisitions or business expansion. We may invest the net proceeds temporarily or apply them to repay short-term debt until we are ready to use them for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

We have described below certain general terms that may apply to the debt securities. We will describe the particular terms of any debt securities we offer to you in the prospectus supplement relating to those debt securities.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and Bankers Trust Company, as trustee. We will issue the subordinated debt securities under a subordinated indenture between us and U.S. Bank Trust National Association, as trustee.

The following summary of certain provisions of the indentures with respect to the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement. Section references below are to the sections in the applicable indenture.

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that we may issue debt securities up to the principal amount we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all Senior Indebtedness (as defined below under "Subordinated Debt Securities -- Subordination"). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all Additional Senior Obligations (as defined and to the extent set forth below under "Subordinated Debt
Securities -- Subordination").

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices and terms of those debt securities. These terms may include:

- the title and type of the debt securities;
- any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;
- the purchase price of the debt securities;
- the dates on which the principal of the debt securities will be payable and the amount payable upon acceleration;
- the interest rates of the debt securities, including the interest rates, if any, applicable to overdue payments, or the method for determining those rates, and the interest payment dates for the debt securities;
- the places where payments may be made on the debt securities;
- any mandatory or optional redemption provisions applicable to the debt securities;
- any sinking fund or similar provisions applicable to the debt securities;
- the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;
- if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the debt securities will be payable (which currencies may be different for principal, premium and interest payments);
- any conversion or exchange provisions applicable to the debt securities;
- any events of default applicable to the debt securities (if not described in this prospectus); and
- any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

We will issue the debt securities only in registered form without coupons. The indentures permit us to issue debt securities of a series in definitive, certificated form or in permanent global form. You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

Unless otherwise specified in the prospectus supplement, we will pay principal of, and premium, if any, and interest, if any, on the debt securities at the corporate trust office of the Bank in New York City. You may also make transfers or exchanges of debt securities at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to Chase. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Neither indenture limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of Chase.

We may issue debt securities upon the exercise of warrants issued with other debt securities or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange or conversion of those securities. See "Description of Securities Warrants" below.

SENIOR DEBT SECURITIES

The senior debt securities will be direct, unsecured general obligations of Chase, will constitute Senior Indebtedness of Chase, and will have the same rank as our other Senior Indebtedness. For a definition of "Senior Indebtedness" see "-- Subordinated Debt Securities -- Subordination" below.

Limitation on Disposition of Stock of the Bank. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of Chase with or into another person or a sale of our assets. The covenant also will not apply if (1) the disposition of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, is made for fair market value, as determined by the board of directors of Chase or the Intermediate Subsidiary, and (2) after giving effect to the transaction, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank, free and clear of any security interest. The covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation if, after the merger or consolidation, (A) Chase, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The senior indenture defines an Intermediate Subsidiary as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and (2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase, shares of capital stock, are owned directly by Chase, free and clear of any security interest. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances, irrespective of the happening of a contingency. The above covenant would not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture. (Section 1006).

Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

          (1) default in the payment of interest on any senior debt security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

          (3) default in the deposit of any sinking fund payment and continuance of that default for 5 days;

          (4) failure by Chase for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

          (5)(A) failure by Chase to pay indebtedness for money borrowed by Chase, including senior debt securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of indebtedness for money borrowed by Chase, including senior debt securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by Chase and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

          (6) certain events of bankruptcy, insolvency or reorganization of Chase or the Bank; and

          (7) any other event of default specified with respect to senior debt securities of that series. (Section 501).

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration and waive past defaults, except uncured payment defaults and certain other specified defaults. (Sections 502 and 513).

We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

The senior indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of senior debt securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders. However, the trustee may not withhold this notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the senior indenture other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to senior debt securities of that series. (Section 602).

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee reasonable security or indemnity. (Section 603). The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture. (Section 512).

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1007).

Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

- defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

- covenant defeasance, which would release us from our obligations under certain covenants and from the consequences of an event of default resulting from a breach of those covenants or a cross-default.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those senior debt securities. As used in the senior indenture, U.S. Government Obligations are (A) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that is or is guaranteed as a full faith and credit obligation of the United States and that is not redeemable by the issuer and (B) certain depository receipts with respect to an obligation referred to in clause (A).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. Government Obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Senior Indenture. We and the trustee may modify the senior indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding senior debt securities affected by the modification. However, without the consent of each affected holder, no such modification may:

- change the stated maturity of any senior debt security;

- reduce the principal amount of, or premium, if any, on, any senior debt security;

- reduce the rate of payment of interest on any senior debt security or change certain other provisions relating to the yield of the senior debt securities;

- change the currency or currencies in which any senior debt security is payable;

- reduce the percentage of holders of outstanding senior debt securities of any series required to consent to any modification, amendment or waiver under the senior indenture; or

- change the provisions in the senior indenture that relate to its modification or amendment. (Section 902).

We and the trustee may amend the senior indenture in certain circumstances without the consent of the holders of senior debt securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of senior debt securities, and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Chase, provided that:

          (1) the successor is a person organized under U.S. law;

          (2) the successor person, if not Chase, assumes our obligations on the senior debt securities and under the senior indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) certain other conditions are met. (Section 801).

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be direct, unsecured general obligations of Chase. The subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. The subordinated indenture does not limit the amount of debt, including Senior Indebtedness, or Additional Senior Obligations we may incur. As of September 30, 1999, Senior Indebtedness and Additional Senior Obligations totaled approximately $14.0 billion.

Unless otherwise specified in the prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers" below.

The holders of subordinated debt securities of a series that is specified to be convertible into our common stock will be entitled at certain times specified in the prospectus supplement to convert those convertible subordinated debt securities into common stock, at the conversion price set forth in the prospectus supplement.

The holders of subordinated debt securities of any series may be obligated at maturity, or at any earlier time specified in the prospectus supplement, to exchange that series of subordinated debt securities for Capital Securities. Capital Securities may consist of our common stock, perpetual preferred stock or other capital securities of Chase acceptable to our primary Federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The terms of any such exchange and of the Capital Securities that will be issued upon the exchange will be described in the prospectus supplement. (Article Seventeen). Whenever subordinated debt securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those subordinated debt securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a secondary offering on behalf of any holders who elect to receive cash for the Capital Securities.

Subordination. The subordinated debt securities will be subordinate in right of payment to all Senior Indebtedness and, under certain circumstances described below, to all Additional Senior Obligations.

The subordinated indenture defines "Senior Indebtedness" to mean the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the subordinated indenture became effective or created, assumed or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee), except indebtedness that is stated to be not superior to or to have the same rank as the subordinated debt securities. Senior Indebtedness does not include (A) Antecedent Company Subordinated Indebtedness (as defined below), (B) subordinated debt securities issued under the subordinated indenture on or after December 15, 1992, (C) Assumed Heritage Chase Subordinated Indebtedness (as defined below) and (D) other debt of Chase that is expressly stated to have the same rank as the subordinated debt securities or to rank not senior to the subordinated debt securities (that other debt is referred to as "Other Subordinated Indebtedness").

The subordinated indenture defines "Additional Senior Obligations" to mean all indebtedness of Chase for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Senior Indebtedness and except obligations that are expressly stated to have the same rank as or to rank not senior to the subordinated debt securities.

Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness of Chase issued prior to December 15, 1992, other than Assumed Heritage Chase Subordinated Indebtedness. At September 30, 1999, we had approximately $600 million of Antecedent Company Subordinated Indebtedness outstanding.

At September 30, 1999, we had approximately $3.8 billion of subordinated debt securities issued and outstanding under the subordinated indenture, excluding Antecedent Company Subordinated Indebtedness.

Assumed Heritage Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of Chase that we assumed as a result of the merger of The Chase Manhattan Corporation into Chase. At September 30, 1999, we had approximately $2.5 billion of Assumed Heritage Chase Subordinated Indebtedness outstanding.

At September 30, 1999, we had approximately $386 million of Other Subordinated Indebtedness outstanding that ranked equally with the subordinated debt securities.

Under the subordinated indenture, we may not make any payment on the subordinated debt securities or exchange any subordinated debt securities for Capital Securities in the event:

- we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Senior Indebtedness; or

- there shall exist any event of default on any Senior Indebtedness or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization:
(1) we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on that Senior Indebtedness before any payment or distribution is made on the subordinated debt securities, and (2) if, after we have made those payments on the Senior Indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all Additional Senior Obligations before we may make any payment on the subordinated debt securities.

No series of our subordinated debt described above is subordinated to any other series of that subordinated debt. However, Antecedent Company Subordinated Indebtedness is subordinated only to Senior Indebtedness; Subordinated Securities and Other Subordinated Indebtedness are subordinated to Senior Indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations; and Assumed Heritage Chase Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation that is expressly stated to have the same rank as, or to rank junior to, the Assumed Heritage Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the subordinated debt securities, the Antecedent Company Subordinated Indebtedness, the Other Subordinated Indebtedness and the Assumed Heritage Chase Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of subordinated debt securities and Other Subordinated Indebtedness may receive less, proportionately, than the holders of Antecedent Company Subordinated Indebtedness, but more, proportionately, than the holders of Assumed Heritage Chase Subordinated Indebtedness.

Limitation on Disposition of Voting Stock of the Bank. Except as noted below, the subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The subordinated indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the subordinated indenture does contain a covenant, which is for the exclusive benefit of holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "Consolidation, Merger and Sale of Assets", that we will not sell or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, nor will we permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, that covenant does not prohibit:

- issuances or sales of directors' qualifying shares;

- issuances or sales of shares to us;

- sales or other dispositions or issuances for fair market value, as determined by our board of directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of the Bank;

- sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and

- sales of voting stock by the Bank to its shareholders if those sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07).

Defaults and Waivers. The subordinated indenture defines an event of default with respect to any series of subordinated debt securities as:

- any one of certain events of bankruptcy or reorganization affecting Chase; or

- any other event of default specified with respect to subordinated debt securities of that series. (Section 7.01).

If an event of default occurs and is continuing with respect to any outstanding series of subordinated debt securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series of subordinated debt securities may declare the principal (or, in the case of original issue discount subordinated debt securities, a specified amount of principal) of all subordinated debt securities of that series to be due and payable immediately in cash. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of that series may annul any such declaration and waive certain past defaults. (Section 7.01). The right of the holders of subordinated debt securities of a series to demand payment in cash upon the occurrence and continuance of an event of default will continue to exist so long as the subordinated debt securities of that series have not been exchanged or converted. In the event of the bankruptcy or reorganization of Chase, any such right to enforce that payment in cash would be subject to the broad equity powers of a Federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the subordinated debt securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of subordinated debt securities may waive any past default or event of default, except a payment default. (Section 7.07).

Unless otherwise provided in the terms of a series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture. In the event of a default in the payment of interest or principal, including a default in the delivery of any Capital Securities in exchange for subordinated debt securities, or in the performance of any covenant or agreement in the subordinated debt securities or the subordinated indenture, the trustee may, subject to certain limitations and conditions, seek to enforce that payment or delivery or the performance of that covenant or agreement.

The subordinated indenture requires the trustee, within 90 days after the occurrence of a default with respect to the subordinated debt securities of any series, to give the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, except in certain cases involving the bankruptcy or reorganization of Chase, a payment default or a default in the obligation to deliver Capital Securities in exchange for subordinated debt securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. (Section 7.08). We are required to furnish to the trustee annually an officers' certificate as to the absence of defaults under the subordinated indenture. (Section 5.06).

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of the subordinated debt securities, unless those holders shall have offered to the trustee reasonable security or indemnity. Subject to that provision for security or indemnification, the holders of a majority in principal amount of the subordinated debt securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the subordinated debt securities of that series. (Sections 7.07 and 8.02).

Modification of the Subordinated Indenture. The subordinated indenture contains provisions permitting us and the trustee to modify the subordinated indenture or the rights of the holders of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the subordinated debt securities affected by the modification. However, no such modification may, without the consent of each holder of subordinated debt securities affected by the modification:

- change the stated maturity date of the principal of, or any installment of principal of or interest on, any subordinated debt security;

- reduce the principal amount of, or premium, if any, or interest, if any, on any subordinated debt security;

- reduce the portion of the principal amount of an original issue discount subordinated debt security payable upon acceleration of the maturity of that subordinated debt security;

- reduce any amount payable upon redemption of any subordinated debt security;

- change the place or places where, or the currency in which, any subordinated debt security or any premium or interest is payable;

- change the definition of market value;

- impair the right of any holders of subordinated debt securities of any series to receive on any exchange date for subordinated debt securities of that series Capital Securities with a market value equal to that required by the terms of the subordinated debt securities;

- impair the conversion rights, if any, of any holders;

- impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any subordinated debt security, including any right of redemption at the option of the holder of that subordinated debt security, or impair any rights to the delivery of Capital Securities in exchange for any subordinated debt security or to require Chase to sell Capital Securities in a secondary offering or to require the delivery of common stock, debt securities or other property upon conversion of subordinated debt securities;

- reduce the above-stated percentage of subordinated debt securities of any series the consent of the holders of which is necessary to modify or amend the subordinated indenture, or reduce the percentage of subordinated debt securities of any series the holders of which are required to waive any past default or event of default; or

- modify the foregoing requirements. (Section 11.02).

The subordinated indenture permits us and the trustee to amend the subordinated indenture in certain circumstances without the consent of the holders of subordinated debt securities in the event of the merger of Chase, the replacement of the trustee, to effect modifications that do not affect any outstanding series of subordinated debt securities and for certain other purposes. (Section 11.01).

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets as an entirety to any other corporation, unless (1) we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the subordinated debt securities and the performance and observance of all the covenants and conditions of the subordinated indenture binding upon us, and (2) we or the successor corporation shall not, immediately after merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).

PERMANENT GLOBAL DEBT SECURITIES

We may issue certain series of the debt securities as permanent global debt securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company ("DTC") acts as depositary (the "global debt securities").

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive, certificated debt securities.

Only institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a global debt security. DTC will maintain records reflecting ownership of beneficial interests by participants in the global debt securities and transfers of those interests. Participants will maintain records evidencing ownership of beneficial interests in the global debt securities by persons that hold through those participants and transfers of those interests within those participants. DTC has no knowledge of the actual beneficial owners of the debt securities. You will not receive written confirmation from DTC of your purchase of a beneficial interest in a global debt security, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive, certificated form. Those laws may impair your ability to transfer beneficial interests in a global debt security.

DTC has advised us that upon the issuance of a global debt security and the deposit of that global debt security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts repre-sented by that global debt security to the accounts of its participants.

We will make payment of principal of, and interest on, debt securities represented by a global debt security to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global debt security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we, the trustees nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of a person other than DTC or its nominee only if:

          (a) DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or DTC ceases to be registered under the Securities Exchange Act of 1934;

          (b) we determine in our discretion that the global debt security will be exchangeable for definitive debt securities in registered form; or

          (c) there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable as described in the preceding sentence will be exchangeable in whole for definitive, certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The registrar will register the definitive debt securities in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security. We will make payment of any principal and interest on the definitive debt securities and will register transfers and exchanges of those definitive debt securities at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the debt securities.

Except as provided above, as an owner of a beneficial interest in a global debt security, you will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holder of debt securities for any purpose under the applicable indenture. No global debt security will be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the global debt security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to take any action that a holder is entitled to take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (the "NASD"). Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

If specified in the prospectus supplement, investors may elect to hold interests in the global debt securities outside the United States through Cedelbank societe anonyme ("Cedelbank") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cedelbank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. Unless otherwise specified in the prospectus supplement, The Chase Manhattan Bank will act as depositary for each of Cedelbank and Euroclear.

Cedelbank has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Cedelbank provides to Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters for a particular offering. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

Distributions with respect to global debt securities held beneficially through Cedelbank will be credited to cash accounts of Cedelbank participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Cedelbank.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for a particular offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified in the prospectus supplement, initial settlement for global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC's rules. Then secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

If the prospectus supplement specifies that interests in the global debt securities may be held through Cedelbank or Euroclear, Cedelbank and/or Euroclear participants will conduct secondary market trading with other Cedelbank and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global debt securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following DTC settlement date. Those credits or any transactions in global debt securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of interests in global debt securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Cedelbank and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global debt securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

Our certificate of incorporation authorizes our board of directors to cause preferred stock to be issued in one or more series, without stockholder action. The board of directors is authorized to issue up to 200,000,000 shares of preferred stock, $1 par value per share, and can determine the number of shares of each series, and the rights, preference and limitations of each series. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our certificate of incorporation and the Delaware General Corporation Law. As of the date of this prospectus, we have five series of preferred stock outstanding, which are described below under "Outstanding Preferred Stock".

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In that case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

- the number of shares being offered;
- the title and liquidation preference per share;
- the purchase price;
- the dividend rate or method for determining that rate;
- the dates on which dividends will be paid;
- whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
- any applicable redemption or sinking fund provisions;
- any applicable conversion provisions;
- whether we have elected to offer depositary shares with respect to that series of preferred stock; and
- any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should refer to the certificate of designations relating to the series of the preferred stock being offered for the complete terms of that preferred stock. We will file that certificate of designations with the SEC promptly after the offering of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of preferred stock we may offer in the future by use of this prospectus. The preferred stock will have no preemptive rights.

DIVIDEND RIGHTS

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under "-- Depositary Shares") on record dates determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

We may not declare or pay any dividend on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends, including cumulative dividends still owing, if any, on all other series of preferred stock which rank equally with or senior to that series of preferred stock. If we do not pay the dividends on those equally and senior ranking series in full, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally or senior ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears.

We will compute the amount of dividends payable for each dividend period by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

RIGHTS UPON LIQUIDATION

In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, if you purchase preferred stock offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

REDEMPTION

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates, the redemption prices for that series and whether those redemption prices will be paid in cash, stock or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of any series of preferred stock being offered, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock being offered, we may not redeem that series in part and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.

CONVERSION RIGHTS

The prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock. As described under "-- Redemption" above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

VOTING RIGHTS

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock being offered will not be entitled to vote. Except as indicated in the prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. However, as more fully described below under "-- Depositary Shares", if we use this prospectus to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock being offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of preferred stock being offered is in default, the number of directors constituting our board of directors will be increased by two and the holders of all outstanding series of preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Unless otherwise specified in the prospectus supplement, the terms of each series of preferred stock being offered will state that the approval of at least two-thirds of the outstanding shares of preferred stock will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

The terms of the preferred stock being offered will also state that if the amendment will not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

OUTSTANDING PREFERRED STOCK

As of the date of this prospectus, we have five series of preferred stock issued and outstanding, as described in the following table:

                                  STATED VALUE AND      NUMBER       OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                  REDEMPTION PRICE        OF         SEPTEMBER 30,    REDEMPTION     SEPTEMBER 30,
                                    PER SHARE(A)        SHARES            1999           DATE            1999
                                  ----------------   -------------   --------------   ----------   -----------------
                                                     (IN MILLIONS)   (IN MILLIONS)
Adjustable Rate, Series L
Cumulative......................      $100.00             2.0             $200         6/30/1999         5.040%(b)
Adjustable Rate, Series N
  Cumulative....................        25.00             9.1              228         6/30/1999         5.100(b)
10.96% Cumulative...............        25.00             4.0              100         6/30/2000         10.96
10.84% Cumulative...............        25.00             8.0              200         6/30/2001         10.84
Fixed/Adjustable Rate
  Noncumulative.................        50.00             4.0              200         6/30/2003          4.96(c)

---------------
(a) Redemption price is price indicated in table, plus accrued but unpaid dividends, if any.
(b) Floating rates are based on certain U.S. Treasury rates. The minimum and maximum rates are 4.50% and 10.50%, respectively, for each of the Adjustable Rate, Series L Cumulative Preferred Stock and the Adjustable Rate, Series N Cumulative Preferred Stock.
(c) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on certain U.S. Treasury rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003, in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, on each March 31, June 30, September 30 and December 31. Dividends on all the outstanding preferred stock, other than the Fixed/Adjustable Rate Noncumulative Preferred Stock, are cumulative. If we fail to declare a dividend on the Fixed/ Adjustable Noncumulative Preferred Stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend periods.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions, in the amount set forth opposite that series in the table above, plus accrued and unpaid dividends, if any, before any distribution of our assets is made to the holders of our common stock. Each of the outstanding series of preferred stock is redeemable at our option at a redemption price per share equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any. In addition, we may redeem the shares of the Fixed/Adjustable Rate Noncumulative Preferred Stock earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Voting Rights. All currently outstanding series of preferred stock provide that if, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series are equal to or greater than the equivalent of six quarterly dividends.

Each series of the outstanding preferred stock, other than the 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock, provides (and, unless otherwise specified in the prospectus supplement, each series of preferred stock being offered by use of this prospectus will provide) that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series of preferred stock also state that if the amendment will not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

The 10.96% Cumulative Preferred Stock and the Adjustable Rate, Series L Cumulative Preferred Stock each provide as follows:

- the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

- the consent of the holders of at least two-thirds of the voting power of that series and each other series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize, issue, or reclassify any stock into, any additional class or series of stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

Miscellaneous. No series of outstanding preferred stock is convertible into shares of our common stock or other securities of Chase. No series of outstanding preferred stock is subject to preemptive rights.

TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services, L.L.C. will be the transfer agent, registrar and dividend disbursement agent for any preferred stock or depositary shares being offered by use of this prospectus. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meetings at which those holders will have the right to elect directors or to vote on any other matter.

DEPOSITARY SHARES

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a depositary selected by us. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder's depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent and on documents we believe to be genuine.

PERMANENT GLOBAL PREFERRED SECURITIES

We may issue certain series of the preferred stock or depositary shares as permanent global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to preferred stock or depositary receipts issued in permanent global form and for which DTC acts as the depositary ("global preferred securities").

Each global preferred security will be deposited with, or on behalf of, DTC or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities are not exchangeable for definitive, certificated preferred stock or depositary receipts.

Only DTC's participants or persons that may hold interests through those participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests by participants in the global preferred securities and transfers of those interests. Participants will maintain records evidencing ownership of beneficial interests in the global preferred securities by persons that hold through those participants and transfers of those interests within those participants. DTC has no knowledge of the actual beneficial owners of the preferred stock or depositary shares, as the case may be, represented by a global preferred security. You will not receive written confirmation from DTC of your purchase of a beneficial interest in a global preferred security, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participants through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive, certificated form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective number of shares represented by that global preferred security to the accounts of its participants.

We will make payments on preferred stock and depositary shares represented by a global preferred security to DTC or its nominee, as the case may be, as the registered owner and holder of the global preferred security representing the preferred stock or depositary shares. DTC has advised us that upon receipt of any payment on a global preferred security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in that global preferred security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global preferred security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global preferred security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global preferred security is exchangeable for definitive certificated preferred stock or depositary receipts, as the case may be, registered in the name of a person other than DTC or its nominee, only if:

          (a) DTC notifies us that it is unwilling or unable to continue as depositary for the global preferred security or DTC ceases to be registered under the Securities Exchange Act of 1934; or

          (b) We determine in our discretion that the global preferred security will be exchangeable for definitive preferred stock or depositary receipts, as the case may be, in registered form.

Any global preferred security that is exchangeable as described in the preceding sentence will be exchangeable in whole for definitive, certificated preferred stock or depositary receipts, as the case may be, registered by the registrar in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global preferred security.

Except as provided above, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of certificates representing shares of preferred stock or depositary shares, as the case may be, and will not be considered the holder of preferred stock or depositary shares, as the case may be. No global preferred security will be exchangeable except for another global preferred security to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder of preferred stock or depositary shares, as the case may be.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder of preferred stock or depositary shares, as the case may be, is entitled to take, DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

                          DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of common stock. As of September 30, 1999, we had 881,862,887 shares of common stock issued (including 58,646,535 shares held in treasury) and had reserved approximately 111,135,369 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation, including the certificates of designations for our outstanding series of preferred stock, and to the Delaware General Corporation Law for a complete statement of the terms and rights of the common stock.

Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment, subject to the rights of holders of the preferred stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designations creating that series, all voting rights are vested in the holders of our common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and distributions and the full liquidation preferences of all series of our outstanding preferred stock.

Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the common stock.

                       DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. We may issue securities warrants independently or together with debt securities, preferred stock, common stock or other securities. Each series of securities warrants will be issued under a separate securities warrant agreement to be entered into between us and the Bank or another bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation to, or relationship of agency or trust for or with, any registered holders or beneficial owners of securities warrants. This summary of certain provisions of the securities warrants and the securities warrant agreement is not complete. You should refer to the securities warrant agreement relating to the specific securities warrants being offered, including the forms of securities warrant certificate representing those securities warrants, for the complete terms of the securities warrant agreement and the securities warrants. We will file that securities warrant agreement, together with the form of securities warrants, with the SEC promptly after the offering of the specific securities warrants.

Each securities warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the securities warrants, unexercised securities warrants will become void. We will also specify in the prospectus supplement the place or places where, and the manner in which, securities warrants may be exercised.

Prior to the exercise of any securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon exercise of those securities warrants, including, (1) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, and premium, if any, or interest, if any, on those debt securities or to enforce covenants in the applicable indenture, or (2) in the case of securities warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

                        DESCRIPTION OF CURRENCY WARRANTS

We have described below certain general terms and provisions of the currency warrants that we may offer. We will describe the particular terms of the currency warrants and the extent, if any, to which general provisions described below do not apply to the currency warrants offered in the prospectus supplement. The following summary is not complete. You should refer to the currency warrants and the currency warrant agreement relating to the specific currency warrants being offered for the complete terms of those currency warrants. We will file the form of currency warrants and currency warrant agreement with the SEC promptly after the offering of the specific currency warrants.

We will issue each issue of currency warrants under a currency warrant agreement to be entered into between us and the Bank or another bank or trust company, as warrant agent. The warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of currency warrants.

We may issue currency warrants either in the form of:

- currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "designated currency") for a specified amount of U.S. dollars; or

- currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

As a prospective purchaser of currency warrants, you should be aware of special United States Federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe those tax considerations.

Unless otherwise specified in the applicable prospectus supplement, we will issue the currency warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing currency warrants. A holder's ownership of a currency warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the holder's account. In turn, the total number of currency warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of that brokerage firm or its agent. Transfer of ownership of any currency warrant will be effected only through the selling holder's brokerage firm.

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those currency warrants will be the date the delisting or trading suspension becomes effective, and currency warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable currency warrant agreement will contain a covenant from us that we will not seek to delist the currency warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

Currency warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the currency warrants will expire worthless. Further, the cash settlement value of currency warrants at any time prior to exercise or expiration may be less than the trading value of the currency warrants. The trading value of the currency warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the currency warrants, the relationship between the exercise price of the currency warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because currency warrants are unsecured obligations of Chase, changes in our perceived creditworthiness may also be expected to affect the trading prices of currency warrants. Finally, the amount of actual cash settlement of a currency warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the currency warrant and the time the exercise is actually effected.

As a prospective purchaser of currency warrants you should be prepared to sustain a loss of some or all of the purchase price of your currency warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the currency warrants in light of your particular financial circumstances. You should also consider the information set forth under "Risk Factors" in the prospectus supplement relating to the particular issue of currency warrants and to the other information regarding the currency warrants and the designated currency set forth in the prospectus supplement.

                              PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock, depositary shares, common stock, securities warrants or currency warrants being offered by use of this prospectus:

- through underwriters;

- through dealers;

- through agents; or

- directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

We may offer to sell securities either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us, the Bank, Chase USA, CSI or our other subsidiaries in the ordinary course of business.

Under Rule 2720 of the Conduct Rules of the NASD, when an NASD member, such as CSI, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Rule 2720. CSI is considered to be an "affiliate" (as that term is defined in Rule
2720) of ours by virtue of the fact that we own all of the outstanding equity securities of CSI. Any offer and sale of offered securities by CSI or any other qualified affiliate of ours will comply with the requirements of Rule 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on CSI or our other affiliates by the Federal Reserve Board.

Our direct or indirect wholly-owned subsidiaries, including CSI, may use this prospectus and the related prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

                                    EXPERTS

The audited financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

Simpson Thacher & Bartlett, New York, New York, will provide an opinion for us regarding the validity of the offered securities and Cravath, Swaine & Moore, New York, New York will provide such an opinion for the underwriters. Cravath, Swaine & Moore acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.

                             [CHASE MANHATTAN LOGO]

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

Affiliates of The Chase Manhattan Corporation, including Chase Securities Inc., may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities, preferred stock or depositary shares of The Chase Manhattan Corporation or warrants to purchase those debt securities, shares of preferred stock or depository shares. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

DEBT SECURITIES                                               TICKER SYMBOL
---------------                                               -------------
7 1/2% Subordinated Notes Due 2003..........................     CMB03A
Floating Rate Subordinated Notes Due 2003...................     CMB03B
Floating Rate Subordinated Notes Due August 1, 2003.........     CMB03C
6 1/2% Subordinated Notes Due 2005..........................     CMB05B
6 1/4% Subordinated Notes Due 2006..........................      CMB06
6 1/8% Subordinated Notes Due 2008..........................     CMB08A
6 3/4% Subordinated Notes Due 2008..........................      CMB08
6 1/2% Subordinated Notes Due 2009..........................      CMB09

Of the series of preferred stock issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

PREFERRED STOCK                                               TICKER SYMBOL
---------------                                               -------------
10.84% Cumulative Preferred Stock...........................     CMBPrC
10.96% Cumulative Preferred Stock...........................     CMBPrG
Adjustable Rate Cumulative Preferred Stock, Series L........     CMBPrL
Adjustable Rate Cumulative Preferred Stock, Series N........     CMBPrN

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT USE THIS PROSPECTUS TO SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.

                  This prospectus is dated             , 2000.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE
PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS DATE.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Where You Can Find More Information About
Chase....................................       3
The Chase Manhattan Corporation..........       4
Consolidated Ratios of Earnings to Fixed
  Charges and Preferred Stock Dividend
  Requirements...........................       5
Description of Company Debt Securities...       5
Description of Heritage Chase Debt
  Securities.............................      20
Permanent Global Debt Securities.........      26
Description of Capital Stock.............      30
Experts..................................      34

                            WHERE YOU CAN FIND MORE
                            INFORMATION ABOUT CHASE

The Chase Manhattan Corporation ("Chase", which may be referred to as "we" or "us") files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed;

          (a) Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

          (c) Current Reports on Form 8-K filed on January 22, 1999, March 17, 1999, March 24, 1999, April 21, 1999, May 26, 1999, June 3, 1999, July 14,
     1999, July 22, 1999, September 29, 1999, October 21, 1999 and November 2, 1999.

          (d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     The Chase Manhattan Corporation
     270 Park Avenue
     New York, NY 10017
     212-270-4040

                        THE CHASE MANHATTAN CORPORATION

GENERAL

Chase is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of September 30, 1999, we were one of the largest banking institutions in the United States, with $371 billion in assets and $22 billion in stockholders' equity.

Through our subsidiaries, we conduct domestic and international financial services businesses. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), and Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing.

BUSINESS

Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

  Global Bank

Global Bank combines the strengths of a leading commercial bank and a leading investment bank to meet the needs of customers around the world. Our Global Bank businesses included, as of September 30, 1999:

- Global Markets, which conducts trading and sales of foreign exchange and derivatives contracts and fixed income securities, and which also includes our domestic and international treasury units, which manage our interest rate exposures and securities portfolios;

- Chase Capital Partners, which provides equity and mezzanine financing in the United States and, to a lesser extent, abroad and which invests in equity funds and manages high-yield funds;

- Global Investment Banking, which advises and provides integrated financial solutions to corporations, financial institutions, governments, financial sponsors and entrepreneurs worldwide;

- Corporate Lending, which provides credit and lending services to clients globally utilizing a strategy that emphasizes origination for distribution; and

- Global Private Bank, which serves a global base of high net worth individuals and families.

  National Consumer Services

National Consumer Services serves consumers, middle-market customers and small businesses across the United States through an array of channels. Our National Consumer Services businesses included, as of September 30, 1999:

- Chase Cardmember Services, which includes the fourth-largest bank credit card issuer in the U.S. as of September 30, 1999, as well as Chase's international consumer business;

- Regional Consumer Banking, which has a leading share of primary banking relationships among consumers and small businesses in the New York metropolitan tri-state area and is a leading retail institution in key Texas markets;

- Chase Home Finance, which as of September 30, 1999 was the largest originator and servicer of residential mortgage loans in the U.S. and a leading provider of home equity and manufactured housing financing;

- Diversified Consumer Services, which as of September 30, 1999 was one of the largest bank originators of auto loans and leases in the U.S. and a leading provider of student loans, and which provides brokerage services and investment products and distributes bank insurance in the U.S.; and

- Middle Markets, which provides financial services to companies with annual sales ranging from $3 million to $500 million.

  Global Services

Global Services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services. At September 30, 1999, Global Services included:

- Chase Treasury Solutions, which provides treasury, cash management, multicurrency payment, trade finance, liquidity and information and e-commerce solutions to customers around the world and is a market leader in FedWire, ACH and CHIPS volume;

- Global Investor Services, which provides services to mutual funds, investment managers, pension funds, insurance companies and banks globally; and

- Capital Markets Fiduciary Services, which is a leader worldwide in delivering a broad range of trustee, investment management, securities processing, collateral management, advisory and structured finance services.

  Corporate and Support Units

In addition to our three major business franchises, Chase has corporate and support units that include:

- Chase.com, which manages Chase's new internet-related ventures and works with our business units to capitalize on internet opportunities;

- Chase Business Services, which is Chase's internal service provider; and

- Chase Technology Solutions, which includes Chase's systems, technology, research and development, telecommunications, check and loan processing and global infrastructure design capabilities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                       -------------   ------------------------------------
                                           1999        1998    1997    1996    1995    1994
                                           ----        ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.....      2.56        1.84    1.82    1.66    1.90    1.86
  Including Interest on Deposits.....      1.67        1.43    1.43    1.32    1.41    1.42
Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements:
  Excluding Interest on Deposits.....      2.52        1.82    1.77    1.60    1.82    1.76
  Including Interest on Deposits.....      1.66        1.42    1.41    1.30    1.38    1.38

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                             DESCRIPTION OF COMPANY
                                DEBT SECURITIES

Chase, which includes Chemical Banking Corporation prior to its merger with The Chase Manhattan Corporation ("heritage Chase"), has issued debt securities (the "Company Debt Securities") from time to time, including senior debt securities (the "Company Senior Securities") and subordinated debt securities (the "Company Subordinated Securities"). The following summary of certain provisions of the Company Debt Securities and the indentures under which they were issued (the "Company Indentures") is not complete. You should refer to the Company Indentures, copies of which are exhibits to the registration statement of which
this prospectus is a part (Registration Statement File No. 333-     ; the
"registration statement"). Section references below are to the section in the applicable Company Indenture. The Company Debt Securities, together with the other debt securities covered by this prospectus, are referred to as the "Debt Securities."

GENERAL

We have issued the Company Senior Securities under an Indenture, dated as of December 1, 1989 (the "Company Senior Indenture"), between us and Bankers Trust Company, as trustee. We have issued the Company Subordinated Securities under an Indenture, as amended and restated as of December 15, 1992 (the "Company Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee. The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies. A supplement to this prospectus will describe the specific terms of any warrants that may be issued.

Neither Company Indenture limits the amount of Company Debt Securities that we may issue. Each Company Indenture provides that we may issue Company Debt Securities up to the principal amount we authorize from time to time.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the Company Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that Chase may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than Chase include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We have issued the Company Debt Securities only in fully registered form without coupons. We may have issued some of the Company Debt Securities only as permanent global Company Debt Securities. See "Permanent Global Debt Securities" below. You will not be required to pay a service charge for any transfer or exchange of the Company Debt Securities, but we may require payment of any taxes or other governmental charges.

Unless a particular issue of Company Debt Securities is represented by a permanent global note, we will pay the principal of, and premium, if any, and interest, if any, on the Company Debt Securities at the corporate trust office of the Bank in New York City. You may also make transfers or exchanges of the Company Debt Securities at that location. We also have the right to pay interest on any Company Debt Securities by check mailed to the registered holders of the Company Debt Securities at their registered addresses. In connection with any payment on a Company Debt Security, we may require the holder to certify information to the Company. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

We may have issued some of the Company Debt Securities as original issue discount Company Debt Securities. Original issue discount Company Debt Securities bear no interest or bear interest at a below-market rate and will be sold at a discount below their stated principal amount. Persons considering the purchase, ownership or disposition of original issue discount Company Debt Securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to the purchase, ownership or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Neither Company Indenture limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither Company Indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of Chase.

COMPANY SENIOR SECURITIES

The Company Senior Securities are direct, unsecured general obligations of Chase and constitute Senior Indebtedness having the same rank as our other Senior Indebtedness. For a definition of Senior Indebtedness, see "Description of Company Debt Securities -- Company Subordinated Securities -- Subordination" below.

Limitation on Disposition of Stock of the Bank. The Company Senior Indenture contains a covenant by us that, so long as any of the Company

Senior Securities are outstanding, neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, except to Chase or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its voting stock, or securities convertible into, or options, warrants or rights to purchase shares of its voting stock, nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of Chase with or into another person or a sale of our assets. The covenant also will not apply if (1) the disposition of voting stock of the Bank, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank, is made for fair market value, as determined by the board of directors of Chase or the Intermediate Subsidiary, and (2) after giving effect to the transaction, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the Bank or any successor to the Bank free and clear of any security interest. The covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Chase or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the voting stock of the resulting bank and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. The Company Senior Indenture defines an Intermediate Subsidiary as a subsidiary (1) that is organized under the laws of any domestic jurisdiction and
(2) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of capital stock, are owned directly by Chase, free and clear of any security interest. As used above, "voting stock" means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture. (Section 1006).

Events of Default. The Company Senior Indenture defines an event of default with respect to any series of Company Senior Securities as any one of the following events:

          (1) default in the payment of interest on any Company Senior Security of that series and continuance of that default for 30 days;

          (2) default in the payment of principal of, or premium, if any, on, any Company Senior Security of that series at maturity;

          (3) default in the deposit of any sinking fund payment and continuance of that default for 5 days;

          (4) failure by Chase for 60 days after notice to perform any of the other covenants or warranties in the Company Senior Indenture applicable to that series;

          (5) (A) failure by Chase to pay indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any of Chase's indebtedness for money borrowed by us, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to or securing the indebtedness for money borrowed by Chase and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;

          (6) certain events of bankruptcy, insolvency or reorganization of Chase or the Bank; and

          (7) any other event of default specified with respect to Company Senior Securities of that series. (Section 501).

If any event of default with respect to Company Senior Securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are original issue discount securities, a specified portion of the principal amount) of all Company Senior Securities of that series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy. Subject to certain conditions, the holders of a majority in principal amount of the outstanding Company Senior Securities of that series may annul the declaration and waive past defaults (except uncured payment defaults and certain other specified defaults) (Sections 502 and 513).

The Company Senior Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Company Senior Securities, to give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 60 days after the occurrence of a default in the performance of a covenant in the Company Senior Indenture other than a covenant to make payment. The term "default" for the purpose only of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to Company Senior Securities of that series. (Section 602).

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered to the trustee reasonable security or indemnity. (Section 603). The Company Senior Indenture provides that the holders of a majority in principal amount of outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the Company Senior Indenture. (Section 512).

The Company Senior Indenture includes a covenant requiring us to file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1007).

Defeasance and Covenant Defeasance. The Company Senior Indenture contains a provision that, if made applicable to any series of Company Senior Securities, permits Chase to elect:

- defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any Company Senior Securities of that series then outstanding, and/or

- covenant defeasance, which would release us from our obligations under certain covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants or a cross-default.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those Company Senior Securities. As used in the Company Senior Indenture, U.S. Government Obligations are (A) direct obligations of the United States or of an agency or instrumentality of the United States, in either case that is or is guaranteed as a full faith and credit obligation of the United States and that is not redeemable by the issuer and (B) certain depositary receipts with respect to an obligation referred to in Clause (A).

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of Company Senior Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of Company Senior Securities, then even if there were a default under the related covenant, payment of those Company Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Company Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Company Senior Securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on those Company Senior Securities. This is because the required deposit of money and/or U.S. Government Obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding Company Senior Securities affected by the modification. However, without the consent of each affected holder, no such modification may:

- change the stated maturity of any Company Senior Security;

- reduce the principal amount of, or premium, if any, on, any Company Senior Security;

- reduce the rate of payment of interest on any Company Senior Security, or change certain other provisions relating to the yield of the Company Senior Security;

- change the currency or currencies in which any Company Senior Security is payable;

- reduce the percentage of holders of outstanding Company Senior Securities of any series required to consent to any modification, amendment or any waiver under the Company Senior Indenture; or

- change the provisions in the Company Senior Indenture that relate to its modification or amendment. (Section 902).

We and the trustee may amend the Company Senior Indenture in certain circumstances without the consent of the holders of the Company Senior Securities in the event we merge with another person, to replace the trustee, to effect modifications that do not affect any outstanding series of Company Senior Securities, and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Company Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Chase, provided that:

          (1) the successor is a person organized under U.S. laws;

          (2) the successor, if not us, assumes our obligations on the Company Senior Securities and under the Company Senior Indenture;

          (3) after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (4) certain other conditions are met. (Section 801).

The principal terms of the Company Senior Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series accrues at the annual rate indicated and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

5 3/4% SENIOR NOTES DUE 2004

- Initial principal amount of series (subject to increase): $500,000,000

- Maturity date: April 15, 2004

- Interest payment dates: April 15 and October 15

- Record dates: April 1 and October 1

- Issuance date: April 26, 1999

- Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

SENIOR MEDIUM-TERM NOTES, SERIES C

As of the date of this prospectus, $7,587,390,000 aggregate principal amount of our Senior Medium-Term Notes, Series C (the "Senior Series C Notes") is issued and outstanding. In the table below we specify the following terms of those Senior Series C Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate and redemption dates, if any.

The interest rate bases or formulas applicable to Senior Series C Notes that bear interest at floating rates are indicated in the table below. The Senior Series C Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Senior Series C Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
February 28, 1995......    $150,000,000     February 28, 2000......  LIBOR Telerate reset quarterly + 0.20%
November 10, 1995......      25,000,000     November 10, 2005......  Constant maturity 10 year Treasury Index minus
                                                                     0.34%
November 15, 1995......      10,000,000     May 15, 2001...........  Constant maturity 5 year Treasury Index minus
                                                                     0.15%
June 26, 1997..........     100,000,000     June 26, 2000..........  LIBOR Telerate reset monthly + 0.02%
August 5, 1997.........     300,000,000     August 5, 2027.........  Zero coupon; redeemable on semiannual redemption dates on or after August 5, 2002 at prices
                                                                     varying with the redemption date
August 15, 1997........     115,000,000     August 15, 2017........  Zero coupon; redeemable on semiannual redemption dates on or after August 15, 2001 at prices
                                                                     varying with the redemption date
January 12, 1998.......     150,000,000     January 12, 2000.......  LIBOR Telerate reset quarterly
January 12, 1998.......      75,000,000     January 12, 2001.......  LIBOR Telerate reset quarterly + 0.025%
January 15, 1998.......      75,000,000     January 14, 2000.......  Prime reset daily minus 2.78%
January 20, 1998.......      15,000,000     January 21, 2003.......  LIBOR Telerate reset monthly + 0.14%
January 20, 1998.......      20,000,000     January 20, 2000.......  LIBOR Telerate reset quarterly minus 0.01%
January 20, 1998.......     250,000,000     January 20, 2000.......  Prime reset daily minus 2.79%
January 21, 1998.......      75,000,000     January 21, 2000.......  Prime reset daily minus 2.79%
February 13, 1998......      66,000,000     February 13, 2003......  LIBOR Telerate reset quarterly + 0.15%
February 20, 1998......      11,079,000     February 22, 2028......  LIBOR Telerate reset monthly minus 0.10%;
                                                                     repayable at the option of the holder on
                                                                     February 22 of 2008, 2011, 2014 and 2018 at
                                                                     prices varying with the redemption date
February 26, 1998......     100,000,000     February 26, 2001......  LIBOR Telerate reset quarterly + 0.06%
March 25, 1998.........     500,000,000     March 25, 1999.........  LIBOR Telerate reset quarterly minus 0.09%
October 13, 1998.......     345,000,000     October 13, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 13, 1998.......      50,000,000     October 13, 2000.......  LIBOR Telerate reset monthly + 0.25%
October 19, 1998.......      52,000,000     October 19, 2000.......  LIBOR Telerate reset monthly + 0.25%
October 20, 1998.......      50,000,000     April 20, 2000.........  LIBOR Telerate reset quarterly + 0.20%
October 20, 1998.......      50,000,000     April 20, 2000.........  LIBOR Telerate reset quarterly + 0.20%
October 27, 1998.......     200,000,000     October 27, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 27, 1998.......      10,000,000     October 27, 2000.......  LIBOR Telerate reset quarterly + 0.25%
October 30, 1998.......      75,000,000     April 26, 2000.........  LIBOR Telerate reset quarterly + 0.18%
November 2, 1998.......     265,000,000     November 2, 2000.......  LIBOR Telerate reset quarterly + 0.28%
November 17, 1998......      85,000,000     November 17, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 17, 1998......      50,000,000     November 17, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 19, 1998......      41,000,000     May 19, 2000...........  LIBOR Telerate reset quarterly + 0.18%
November 20, 1998......      20,000,000     November 20, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 23, 1998......      70,000,000     November 22, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 23, 1998......      25,000,000     November 22, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      42,000,000     November 24, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      30,000,000     November 24, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      50,000,000     November 30, 2000......  LIBOR Telerate reset quarterly + 0.25%
November 24, 1998......      20,000,000     November 30, 2000......  LIBOR Telerate reset quarterly + 0.25%
December 4, 1998.......      25,000,000     December 4, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......      25,000,000     June 8, 2000...........  LIBOR Telerate reset quarterly + 0.18%
December 8, 1998.......      25,000,000     December 8, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......      50,000,000     December 8, 2000.......  LIBOR Telerate reset quarterly + 0.25%
December 8, 1998.......     200,000,000     December 10, 2001......  LIBOR Telerate reset quarterly + 0.30%

ISSUANCE DATE            PRINCIPAL AMOUNT        MATURITY DATE                INTEREST RATE/REDEMPTION TERMS
-------------            ----------------        -------------                ------------------------------
December 11, 1998......    $ 50,000,000     December 11, 2000......  LIBOR Telerate reset quarterly + 0.22%
December 16, 1998......     100,000,000     December 15, 2000......  5.15%
December 17, 1998......      35,000,000     December 15, 2000......  LIBOR Telerate reset quarterly + 0.22%
December 18, 1998......      25,000,000     June 19, 2000..........  LIBOR Telerate reset quarterly + 0.15%
December 23, 1998......      50,000,000     June 23, 2000..........  LIBOR Telerate reset quarterly + 0.15%
December 23, 1998......      50,000,000     December 22, 2000......  LIBOR Telerate reset quarterly + 0.18%
December 23, 1998......     100,000,000     December 21, 2001......  LIBOR Telerate reset quarterly + 0.26%
January 20, 1999.......      60,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......      50,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 21, 1999.......      10,000,000     January 22, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......      60,000,000     January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 25, 1999.......     100,000,000     January 25, 2002.......  LIBOR Telerate reset quarterly + 0.20%
January 28, 1999.......      25,000,000     January 28, 2004.......  LIBOR Telerate reset quarterly + 0.27%
January 29, 1999.......     140,000,000     January 29, 2002.......  LIBOR Telerate reset quarterly + 0.17%
February 10, 1999......     100,000,000     February 10, 2004......  5.69%
March 18, 1999.........      50,000,000     March 18, 2002.........  LIBOR Telerate reset monthly + 0.135%
March 18, 1999.........      15,000,000     March 18, 2002.........  LIBOR Telerate reset monthly + 0.135%
March 26,1999..........      35,000,000     March 26, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      50,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      20,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      75,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      50,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      25,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      25,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      35,000,000     April 23, 2002.........  LIBOR Telerate reset quarterly + 0.12%
April 23, 1999.........      25,000,000     April 23, 2001.........  LIBOR Telerate reset quarterly + 0.03%
April 29, 1999.........      50,000,000     April 26, 2001.........  LIBOR Telerate reset quarterly + 0.03%
April 29, 1999.........     500,000,000     April 26, 2001.........  LIBOR Telerate reset quarterly + 0.03%
April 29, 1999.........     150,000,000     April 26, 2001.........  LIBOR Telerate reset quarterly + 0.03%
April 29, 1999.........      50,000,000     April 26, 2001.........  LIBOR Telerate reset quarterly + 0.03%
April 29, 1999.........      75,000,000     April 29, 2002.........  LIBOR Telerate reset quarterly + 0.10%
April 29, 1999.........      25,000,000     April 30, 2001.........  LIBOR Telerate reset quarterly
April 30, 1999.........      75,000,000     April 30, 2002.........  LIBOR Telerate reset quarterly + 0.10%
May 4, 1999............      25,000,000     May 4, 2001............  Federal Funds Rate reset daily + 0.26%
May 4, 1999............      50,000,000     May 6, 2002............  Federal Funds Rate reset daily + 0.35%
October 26, 1999.......      35,311,000     October 26, 2039.......  LIBOR Telerate reset quarterly minus 0.10%;
                                                                     repayable at the option of the holder on
                                                                     October 26 of 2009, 2012, 2015 and 2018 at
                                                                     prices varying with the redemption date.
November 24, 1999......     300,000,000     December 1, 2004.......  6.75%
December 15, 1999......     400,000,000     December 17, 2001......  LIBOR Telerate reset quarterly + 0.10%
January 6, 2000........     600,000,000     January 3, 2002........  LIBOR Telerate reset quarterly + 0.08%

COMPANY SUBORDINATED SECURITIES

General. The Company Subordinated Securities are direct, unsecured general obligations of Chase. The Company Subordinated Securities are subordinate and junior in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. For definitions of "Senior Indebtedness" and "Additional Senior Obligations", see "-- Subordination" below. The Company Subordinated Indenture does not limit the amount of debt, including Senior Indebtedness, or Additional Senior Obligations we may incur.

Unless otherwise indicated below with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities is subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers" below.

If any Company Subordinated Securities are specified to be convertible into our common stock, the holders will be entitled, as specified, to convert those convertible Company Subordinated Securities into common stock at the conversion price specified.

The holders of a particular series of Company Subordinated Securities may be obligated at maturity, or at any earlier time as set forth below, to exchange that series of Company Subordinated Securities for Capital Securities on terms specified below. (Article Seventeen). Capital Securities may consist of our common stock, perpetual preferred stock or other capital securities of Chase acceptable to our primary Federal banking regulator, which currently is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Company Subordinated Securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Company Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a secondary offering on behalf of any holders who elect to receive cash for the Capital Securities.

Subordination. The Company Subordinated Securities are subordinated in right of payment to all Senior Indebtedness and, under certain circumstances, Additional Senior Obligations. As of September 30, 1999, Senior Indebtedness and Additional Senior Obligations of Chase totaled approximately $13.5 billion.

The Company Subordinated Indenture defines "Senior Indebtedness" to mean the principal of, and premium, if any, and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Company Subordinated Indenture became effective or created, assumed or incurred after that date, including all indebtedness for money borrowed by another person that we guarantee, except indebtedness that is stated to be not superior to or to have the same rank as the Company Subordinated Securities. Senior Indebtedness does not include (A) Antecedent Company Subordinated Indebtedness (as defined below),
(B) Company Subordinated Securities issued on or after December 15, 1992, (C) Assumed Heritage Chase Subordinated Indebtedness (as defined below) and (D) other debt of Chase that is expressly stated to have the same rank as the Company Subordinated Securities or to rank not senior to the Company Subordinated Securities (that other debt is referred to as "Other Subordinated Indebtedness").

The Company Subordinated Indenture defines "Additional Senior Obligations" to mean all indebtedness of Chase for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Senior Indebtedness and except obligations that are expressly stated to have the same rank as or to rank not senior to the Company Subordinated Securities.

At September 30, 1999, we had approximately $3.8 billion of Company Subordinated Securities issued and outstanding under the Company Subordinated Indenture, excluding Antecedent Company Subordinated Indebtedness.

Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness of Chase issued prior to December 15, 1992, other than Assumed Old Chase Subordinated Indebtedness. At September 30, 1999, we had approximately $600 million of Antecedent Company Subordinated Indebtedness outstanding.

Assumed Heritage Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of Chase that we assumed as a result of the merger of heritage Chase into Chase. At September 30, 1999, we had approximately $2.5 billion of Assumed Heritage Chase Subordinated Indebtedness outstanding.

At September 30, 1999, we had approximately $386 million of Other Subordinated Indebtedness outstanding that ranked equally with the Company Subordinated Securities.

Under the Company Subordinated Indenture, we may not make any payment on the Company Subordinated Securities or exchange any Company Subordinated Securities for Capital Securities in the event:

- we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all Company Senior Indebtedness; or

- there shall exist any event of default on any Company Senior Indebtedness or any event which, with notice or lapse of time or both, would become such an event of default.

In addition, upon our dissolution, winding-up, liquidation or reorganization:
(1) we must pay to the holders of Senior Indebtedness the full amounts of principal of, and premium, if any, and interest, if any, on the Senior Indebtedness before any payment or distribution is made on the Company Subordinated Securities, and (2) if, after we have made those payments on the Senior Indebtedness, (A) there are amounts available for payment on the Company Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received their full payments, then we will first use amounts available for payment on the Company Subordinated Securities to pay in full all Additional Senior Obligations before we may make any payment on the Company Subordinated Securities.

No series of our subordinated debt described above is subordinated to any other series of that subordinated debt. However, Antecedent Company Subordinated Indebtedness is subordinated only to Senior Indebtedness; Company Subordinated Indebtedness and Other Subordinated Indebtedness are subordinated to Senior Indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations; and Heritage Chase Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation that is expressly stated to have the same rank as, or to rank not senior to, the Assumed Heritage Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the Company Subordinated Securities, the Antecedent Company Subordinated Indebtedness, the Assumed Heritage Chase Subordinated Indebtedness and the Other Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of Company Subordinated Securities and Other Subordinated Indebtedness may receive less, proportionately, than the holders of Antecedent Company Subordinated Indebtedness, but more, proportionately, than the holders of Assumed Heritage Chase Subordinated Indebtedness.

Limitation on Disposition of Voting Stock of the Bank. Except as noted in the next sentence, the Company Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank. The Company Subordinated Indenture also does not prohibit the Bank from issuing any shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the Company Subordinated Indenture does contain a covenant, which is for the exclusive benefit of the holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "Consolidation, Merger and Sale of Assets," that we will not sell or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank, nor will we permit the Bank to issue any such shares of its voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, that covenant does not prohibit:

- issuances or sales of directors' qualifying shares;

- issuances or sales of shares to us;

- sales or other dispositions or issuances for fair market value, as determined by our board of directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of the Bank;

- sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and

- sales of voting stock by the Bank to its shareholders if those sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07).

Defaults and Waivers. The Company Subordinated Indenture defines an event of default (1) with respect to Antecedent Company Subordinated Indebtedness, as any one of certain events of bankruptcy, insolvency and reorganization affecting Chase; and (2) with respect to Company Subordinated Securities, as any one of certain events of bankruptcy or reorganization affecting Chase and any other event described below as an event of default for a particular series. (Section 7.01).

If an event of default occurs and is continuing with respect to any outstanding series of Company Subordinated Securities, the trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal, or, in the case of original issue discount Company Subordinated Securities, a specified amount of principal, of all Company Subordinated Securities of that series to be due and payable immediately in cash. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series may annul any such declaration and waive certain past defaults. (Section 7.01). The right of the holders of the Company Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an event of default continues to exist so long as the Company Subordinated Securities of that series have not been exchanged or converted. Any right to enforce that payment in cash would, in the event of the bankruptcy or reorganization of Chase, be subject to the broad equity powers of a Federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Company Subordinated Securities may waive any past default or event of default, except a payment default. (Section 7.07).

Unless otherwise provided in the terms of a series of Company Subordinated Securities, there is no right of acceleration of the payment of principal of the Company Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture. In the event of a default in the payment of interest or principal (including a default in the delivery of any Capital Securities in exchange for Company Subordinated Securities) or in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the trustee may, subject to certain limitations and conditions, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

The Company Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default with respect to Company Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, except in certain cases involving the bankruptcy or reorganization of Chase, a payment default or a default in the obligation to deliver Capital Securities in exchange for Company Subordinated Securities, the trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. (Section 7.08). We are required to furnish to the trustee annually an officers' certificate as to the absence of defaults under the Company Subordinated Indenture. (Section 5.06).

Other than the duties of the trustee to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Company Subordinated Indenture at the request or direction of any of the holders of the Company Subordinated Securities, unless those holders shall have offered to the trustee reasonable security or indemnity. Subject to that provision for security or indemnification, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Company Subordinated Securities of that series. (Sections 7.07 and 8.02).

Modification of the Company Subordinated Indenture. The Company Subordinated Indenture contains provisions permitting us and the trustee to modify the Company Subordinated Indenture or the rights of the holders of the Company Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Company Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of Company Subordinated Securities affected by the modification:

- change the stated maturity date of the principal of, or any installment of principal of or interest on, any Company Subordinated Security;

- reduce the principal amount of, or premium, if any, or interest, if any, on any Company Subordinated Security;

- reduce the portion of the principal amount of an original issue discount Company Subordinated Security payable upon acceleration of the maturity of that Company Subordinated Security;

- reduce any amount payable upon redemption of any Company Subordinated
  Security;

- change the place or places where, or the currency in which, any Company Subordinated Security or any premium or interest is payable;

- change the definition of market value;

- impair the right of any holders of Company Subordinated Securities of any series to receive on any exchange date for Company Subordinated Securities of that series Capital Securities with a market value equal to that required by the terms of the Company Subordinated Securities;

- impair the conversion rights, if any, of any holders;

- impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Company Subordinated Security, including any right of redemption at the option of the holder of that Company Subordinated Security, or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require Chase to sell Capital Securities in a secondary offering or to require the delivery of common stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities;

- reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or event of default; or

- modify the foregoing requirements. (Section 11.02).

The Company Subordinated Indenture permits us and the trustee to amend the Company Subordinated Indenture in certain circumstances without the consent of the holders of Company Subordinated Securities in the event of the merger of Chase, the replacement of the trustee, to effect modifications which do not affect any outstanding series of Company Subordinated Securities and for certain other purposes. (Section 11.01).

Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless (1) we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Company Subordinated Securities and the performance and observance of all the covenants and conditions of the Company Subordinated Indenture binding upon us, and (2) we or the successor corporation shall not, immediately after the merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).

The principal terms of the Company Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the indicated interest payment dates to the registered holders on the preceding record date. Unless otherwise indicated below, Company Subordinated Securities of the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

10 1/8% SUBORDINATED CAPITAL NOTES DUE 2000

- Principal amount of series: $150,000,000

- Maturity date: November 1, 2000

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Redemption: Redeemable at Chase's option upon the occurrence of certain events regarding Federal income tax treatment

- Issuance date: November 3, 1988

- Other terms: At maturity, we will exchange the 10 1/8% Subordinated Capital Notes Due 2000 for Capital Securities having a market value equal to their principal amount, unless we elect to pay their principal amount in cash, in whole or in part, from Designated Proceeds. Chase has Designated Proceeds sufficient to pay the 10 1/8% Subordinated Capital Notes Due 2000 in cash at maturity.

8 1/2% SUBORDINATED NOTES DUE 2002

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2002

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 10, 1992

- Other terms: The happening of one or more of the following events will constitute an event of default:

          (1) default for 30 days in the payment of any installment of interest;

          (2) default in the payment, when due, of principal;

          (3) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements with respect to this series; and

          (4) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.

8 5/8% SUBORDINATED DEBENTURES DUE 2002

- Principal amount of series: $150,000,000

- Maturity date: May 1, 2002

- Interest payment dates: May 1 and November 1

- Record dates: April 15 and October 15

- Issuance date: May 6, 1992

8 1/8% SUBORDINATED NOTES DUE JUNE 15, 2002

- Principal amount of series: $100,000,000

- Maturity date: June 15, 2002

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 23, 1992

7 5/8% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2003

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 22, 1993

7 1/8% SUBORDINATED DEBENTURES DUE 2005

- Principal amount of series: $200,000,000

- Maturity date: March 1, 2005

- Interest payment dates: March 1 and September 1

- Record dates: February 15 and August 15

- Issuance date: March 1, 1993

6 1/2% SUBORDINATED DEBENTURES DUE 2009

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2009

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 25, 1994

7 7/8% SUBORDINATED DEBENTURES DUE 2006

- Principal amount of series: $150,000,000

- Maturity date: July 15, 2006

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: July 27, 1994

7 1/8% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: February 1, 2007

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: January 29, 1997

7 1/4% SUBORDINATED NOTES DUE 2007

- Principal amount of series: $300,000,000

- Maturity date: June 1, 2007

- Interest payment dates: June 1 and December 1

- Record dates: May 15 and November 15

- Issuance date: May 21, 1997

7 1/8% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $250,000,000

- Maturity date: June 15, 2009

- Interest payment dates: June 15 and December 15

- Record dates: June 1 and December 1

- Issuance date: June 12, 1997

6 3/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2008

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 11, 1998

6 3/8% SUBORDINATED NOTES DUE APRIL 1, 2008

- Principal amount of series: $250,000,000

- Maturity date: April 1, 2008

- Interest payment dates: April 1 and October 1

- Record dates: March 15 and September 15

- Issuance date: April 7, 1998

6% SUBORDINATED NOTES DUE 2009

- Initial principal amount of series (subject to increase): $350,000,000

- Maturity date: February 15, 2009

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Issuance date: February 23, 1999

7% SUBORDINATED NOTES DUE 2009

- Initial principal amount of series (subject to increase): $500,000,000

- Maturity date: November 15, 2009

- Interest payment dates: May 15 and November 15

- Record dates: May 1 and November 1

- Issuance date: November 22, 1999

SUBORDINATED MEDIUM-TERM NOTES, SERIES A

As of the date of this prospectus, $1,420,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Subordinated Series A Notes") is issued and outstanding. In the table below we specify the following terms of those Subordinated Series A Notes:

     - Issuance date;
     - Principal amount;

     - Maturity date;
     - Interest rate and redemption dates, if any.

The Subordinated Series A Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series A Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                               PRINCIPAL
ISSUANCE DATE                    AMOUNT               MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                 ------------            -------------                 ------------------------------
April 5, 1995...............  $ 15,000,000 .........  April 5, 2005...............  10%; converts to LIBOR reset semiannually on April 5, 1999
                                                                                    but in no event shall the rate
                                                                                    be less than 3%
May 24, 1995................    15,000,000 .........  May 24, 2002................  7.11%; redeemable semi-
                                                                                    annually on or after May 24,
                                                                                    2000
May 25, 1995................    25,000,000 .........  May 25, 2007................  7.73%; redeemable semi-
                                                                                    annually on or after May 25,
                                                                                    2000
June 15, 1995...............    10,000,000 .........  June 15, 2010...............  7.25%; redeemable monthly on or after June 15, 2000
March 24, 1997..............   250,000,000 .........  March 24, 2027..............  Zero coupon; redeemable in whole only annually on or
                                                                                    after March 24, 2007 at prices
                                                                                    varying with the redemption
                                                                                    date.
March 24, 1997..............   100,000,000 .........  March 24, 2027..............  Zero coupon; redeemable in whole only annually on or
                                                                                    after March 24, 2007 at prices
                                                                                    varying with the redemption
                                                                                    date.
September 24, 1997..........   100,000,000 .........  September 15, 2006..........  6.75%
November 5, 1997............    20,000,000 .........  November 5, 2012............  7.00%; redeemable semi-
                                                                                    annually on or after November
                                                                                    5, 2001
November 20, 1997...........    25,000,000 .........  November 20, 2017...........  7.00%; redeemable semi-
                                                                                    annually on or after November
                                                                                    20, 2001

                               PRINCIPAL
ISSUANCE DATE                    AMOUNT               MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                 ------------            -------------                 ------------------------------
- 1/3x
December 4, 1997............  $ 25,000,000 .........  December 15, 2017...........  7.00%; redeemable semi-
                                                                                    annually on or after December
                                                                                    15, 2001
December 12, 1997...........    25,000,000 .........  December 12, 2012...........  6.875%; redeemable on December
                                                                                    12, 2002
December 18, 1997...........    50,000,000 .........  December 18, 2017...........  7.00%; redeemable monthly on or after December 18, 2000
December 26, 1997...........    25,000,000 .........  December 26, 2013...........  7.00%; redeemable monthly on or after December 26, 2000
February 23, 1998...........    25,000,000 .........  February 23, 2018...........  6.625%; redeemable in whole only semi-annually on or after
                                                                                    February 23, 2002
March 2, 1998...............    25,000,000 .........  March 2, 2018...............  6.75%; redeemable semi-
                                                                                    annually on or after March 2,
                                                                                    2001
April 17, 1998..............   225,000,000 .........  April 17, 2028..............  Zero Coupon; redeemable semi-annually on or after
                                                                                    April 17, 2002 at prices
                                                                                    varying with the redemption
                                                                                    date
May 6, 1998.................    25,000,000 .........  May 6, 2013.................  6.50%; redeemable semi-
                                                                                    annually on or after May 6,
                                                                                    2002
June 3, 1998................    25,000,000 .........  June 3, 2013................  6.50%; redeemable semi-
                                                                                    annually on or after June 3,
                                                                                    2002
July 8, 1998................    25,000,000 .........  July 8, 2013................  6.50%; redeemable in whole only semi-annually on or after
                                                                                    July 8, 2001
August 20, 1998.............    25,000,000 .........  August 20, 2013.............  6.50%; redeemable in whole only semi-annually on or after
                                                                                    August 20, 2002
August 27, 1998.............    25,000,000 .........  August 27, 2008.............  1.60%; except that in the event LIBOR falls below 5.0%
                                                                                    per annum, the rate will
                                                                                    increase by specified
                                                                                    multiples of the excess of
                                                                                    designated rates and the
                                                                                    prevailing LIBOR rate
October 9, 1998.............    15,000,000 .........  October 9, 2013.............  6.125%; redeemable in whole only semi-annually on or after
                                                                                    October 9, 2001
December 30, 1998...........    20,000,000 .........  December 30, 2013...........  6.125%; redeemable in whole only semi-annually on or after
                                                                                    December 30, 2002
February 11, 1999...........    40,000,000 .........  February 11, 2014...........  6.25%; redeemable in whole only quarterly on or after
                                                                                    February 11, 2002
March 5, 1999...............    20,000,000 .........  March 5, 2014...............  6.25%; redeemable in whole only quarterly on or after
                                                                                    March 5, 2003
March 18, 1999..............    20,000,000 .........  March 18, 2019..............  6.75%; redeemable in whole only semi-annually on or after
                                                                                    March 18, 2003
May 14, 1999................    30,000,000 .........  May 14, 2014................  6.75%; redeemable in whole only quarterly on or after May
                                                                                    14, 2002

                               PRINCIPAL
ISSUANCE DATE                    AMOUNT               MATURITY DATE                 INTEREST RATE/REDEMPTION TERMS
-------------                 ------------            -------------                 ------------------------------
July 30, 1999...............  $ 25,000,000 .........  July 30, 2009...............  7.00%; redeemable in whole only quarterly on or after
                                                                                    July 30, 2002
August 20, 1999.............    55,000,000 .........  August 20, 2009.............  7.40%; redeemable in whole only semi-annually on or after
                                                                                    August 20, 2002
August 27, 1999.............    25,000,000 .........  August 27, 2009.............  7.55%; redeemable in whole only semi-annually on or after
                                                                                    August 27, 2002
August 27, 1999.............    40,000,000 .........  August 27, 2009.............  7.375%; redeemable in whole only semi-annually on or after
                                                                                    August 27, 2002
November 26, 1999...........    45,000,000 .........  November 26, 2014...........  7.50%; redeemable in whole only on quarterly interest
                                                                                    payment dates on or after
                                                                                    November 26, 2002

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $177,250,000 aggregate principal amount of our Subordinated Medium-Term Notes, Series B (the "Subordinated Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Subordinated Series B Notes:

     -  Issuance date;
     -  Principal amount;
     -  Maturity date;
     -  Interest rate and redemption dates, if any.

The Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                               PRINCIPAL
       ISSUANCE DATE            AMOUNT                      MATURITY DATE                      RATE
       -------------           ---------                    -------------                      ----
March 31, 1995..............  $ 1,250,000 .........  August 30, 2004.............  Zero Coupon
April 7, 1995...............    3,000,000 .........  April 7, 2002...............  Zero Coupon
April 28, 1995..............    8,500,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 5, 1995.................    8,000,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 12, 1995................    4,750,000 .........  May 15, 2005................  7.60%; redeemable monthly on or after May 15, 2000
May 17, 1995................   25,000,000 .........  May 17, 2005................  7.50%; redeemable monthly on or after May 17, 2000
May 19, 1995................    3,000,000 .........  June 15, 2005...............  7.25%; redeemable monthly on or after June 15, 2000
May 25, 1995................   50,000,000 .........  May 15, 2010................  7.50%; redeemable in whole only semi-annually on or
                                                                                   after May 15, 2000
May 26, 1995................    1,250,000 .........  June 15, 2005...............  7.15%; redeemable monthly on or after June 15, 2000
June 2, 1995................    2,500,000 .........  June 15, 2005...............  7.15%; redeemable monthly on or after June 15, 2000
June 30, 1995...............   15,000,000 .........  June 15, 2007...............  7.05%; redeemable semi-
                                                                                   annually on or after June
                                                                                   15, 2000

                               PRINCIPAL
       ISSUANCE DATE            AMOUNT                      MATURITY DATE                      RATE
       -------------           ---------                    -------------                      ----
July 28, 1995...............  $25,000,000 .........  July 15, 2010...............  7.58%; redeemable in whole only semi-annually on or
                                                                                   after July 15, 2000
August 1, 1995..............   15,000,000 .........  August 15, 2005.............  7.125%; redeemable monthly on or after August 15, 2000
August 25, 1995.............   15,000,000 .........  August 25, 2010.............  7.35%; redeemable monthly on or after August 25, 2000

PERMANENT GLOBAL COMPANY DEBT SECURITIES

We issued certain series of the Company Debt Securities in permanent global form. See "Permanent Global Debt Securities" below for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

Chase, the Bank and certain of our other subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Company Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Heritage Chase Subordinated Indenture (as defined below) and Bankers Trust Company is also trustee under the Heritage Chase Senior Indenture (as defined below).

                         DESCRIPTION OF HERITAGE CHASE
                                DEBT SECURITIES

In connection with the merger of heritage Chase with and into Chase, we assumed the obligations of heritage Chase with respect to certain senior debt securities (the "Heritage Chase Senior Securities") and certain subordinated debt securities (the "Heritage Chase Subordinated Securities," and together with the Heritage Chase Senior Securities, the "Heritage Chase Debt Securities"). The following summary of certain provisions of the Heritage Chase Debt Securities and the indentures under which they were issued (the "Heritage Chase Indentures") is not complete. You should refer to the Heritage Chase Indentures, copies of which are exhibits to the registration statement.

GENERAL

We have issued the Heritage Chase Senior Securities under an Indenture, dated as of July 1, 1986 (the "Heritage Chase Senior Indenture"), between us and Bankers Trust Company, as Trustee. We have issued the Heritage Chase Subordinated Securities under an Indenture, dated as of May 1, 1987 (the "Heritage Chase Subordinated Indenture"), between us and U.S. Bank Trust National Association, as trustee.

Neither Heritage Chase Indenture limits the amount of debt securities that we may issue. As noted above, because Chase is a holding company, claims of holders of the Heritage Chase Debt Securities will generally have a junior position to claims of creditors of our subsidiaries.

We have issued the Heritage Chase Debt Securities in fully registered form without coupons. Neither Heritage Chase Indenture restricts our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither Heritage Chase Indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of Chase.

HERITAGE CHASE SENIOR SECURITIES

The Heritage Chase Senior Securities are direct, unsecured general obligations of Chase and constitute Senior Indebtedness having the same rank as our other Senior Indebtedness.

Limitation on Disposition of Voting Stock of the Bank. The Heritage Chase Senior Indenture contains a covenant by us that, so long as any Heritage Chase Senior Securities are outstanding, we will not create a security interest in more than 20% of the shares of voting stock of the Bank, or permit more than 20% of those shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than by (1) us or (2) a corporation that is wholly-owned (except for directors' qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Senior Indenture defines an event of default with respect to any series of Heritage Chase Senior

Securities as any one or more of the following events:

          (1) default in the payment of interest on any Heritage Chase Senior Securities of that series for a period of 30 days;

          (2) default in the payment of the principal of (or premium, if any, on) any Heritage Chase Senior Securities of that series;

          (3) default in performance of any covenant or warranty of Chase contained in the Heritage Chase Senior Indenture for the benefit of Heritage Chase Senior Securities of that series for a period of 60 days after notice of the default or breach has been given to Chase;

          (4) certain events of bankruptcy, insolvency or reorganization of Chase; and

          (5) any other event of default specified with respect to the Heritage Chase Senior Securities of that series.

If an event of default occurs and is continuing with respect to the Heritage Chase Senior Securities of any series, the trustee or the holders of not less than 25% in principal amount of the Heritage Chase Senior Securities of that series then outstanding may declare the principal of the Heritage Chase Senior Securities of that series (or, if the Heritage Chase Senior Securities of that series were issued as original issue discount Heritage Chase Senior Securities, a specified portion of that principal amount) to be due and payable immediately. Under certain conditions the holders of not less than a majority in principal amount of the Heritage Chase Senior Securities of that series may annul the declaration and waive certain past defaults.

The Heritage Chase Senior Indenture requires the trustee to, within 90 days after the occurrence of a default known to it, with respect to any outstanding series of Heritage Chase Senior Securities, give the holders of that series notice of the default if uncured or not waived. The trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold the notice in the case of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant in the Heritage Chase Senior Indenture other than a covenant to make payment. The term "default" for the purposes of this provision means any event which is, or after notice or lapse of time or both would become, an event of default with respect to Heritage Chase Senior Securities of that series.

Other than the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Senior Indenture at the request or direction of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to that requirement for indemnity and certain other conditions, the holders of a majority in principal amount of the outstanding Heritage Chase Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Senior Securities of that series.

Meetings, Modification and Waiver. We and the trustee may modify the Heritage Chase Senior Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Senior Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each outstanding Heritage Chase Senior Security affected by the modification:

- change the stated maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Senior Security,

- reduce the principal amount of any Heritage Chase Senior Security or change the rate of interest or the method of calculation of interest thereon, except as provided in the Heritage Chase Senior Indenture or in the Heritage Chase Senior Security, or any premium payable upon the redemption thereof,

- change any obligation of Chase to pay additional amounts pursuant to the Heritage Chase Senior Indenture,

- reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of that security,

- adversely affect the right of repayment, if any, at the option of the holder,

- change the currency in which any Heritage Chase Senior Security or any premium or any interest thereon is payable,

- impair the right to institute suit for the enforcement of any payment on any Heritage Chase Senior Security,

- reduce the percentage in principal amount of outstanding securities of any series the consent of whose holders is required for modification or amendment of or any waiver under the Heritage Chase Senior Indenture,

- change our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or our obligation, if any, to maintain an office or agency outside the United States, or

- modify certain provisions of the Heritage Chase Senior Indenture requiring consent of specified percentages of holders, except to increase any such percentage.

We and the trustee may modify the Heritage Chase Senior Indenture in certain circumstances without the consent of the holders of the Heritage Chase Senior Securities to evidence the merger of Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any of the Heritage Chase Senior Securities, consolidate with, merge into or transfer all or substantially all of our assets to any corporation organized and existing under the laws of the United States, any State or the District of Columbia, so long as the successor corporation assumes our obligations relating to the Heritage Chase Senior Securities and under the Heritage Chase Senior Indenture and no event of default shall have happened and be continuing after giving effect to the transaction and so long as certain other conditions are met.

The principal terms of the Heritage Chase Senior Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series accrues at the annual rate and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

5 1/2% NOTES DUE 2001

- Principal amount of series: $200,000,000

- Maturity date: February 15, 2001

- Interest payment dates: February 15 and August 15

- Record dates: February 1 and August 1

- Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

- Issuance date: February 12, 1996

HERITAGE CHASE SENIOR MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $175,000,000 aggregate principal amount of Heritage Chase Senior Medium-Term Notes, Series B (the "Heritage Chase Senior Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Senior Series B Notes:

- Issuance date;

- Principal amount;

- Maturity date;

- Interest rate.

The Heritage Chase Senior Series B Notes are not subject to a sinking fund and are not redeemable prior to their stated maturity.

                                   PRINCIPAL
ISSUANCE DATE                        AMOUNT                         MATURITY DATE                    INTEREST RATE
-------------                    --------------                     -------------                    -------------
March 29, 1996.................  $50,000,000    ................... March 29, 2006.................      6.85%
March 29, 1996.................  50,000,000     ................... March 29, 2001.................      6.43%
March 29, 1996.................  50,000,000     ................... March 29, 2001.................      6.45%
March 29, 1996.................  25,000,000     ................... March 29, 2001.................      6.43%

HERITAGE CHASE SENIOR MEDIUM-TERM NOTES, SERIES C

The only series of Heritage Chase Senior Medium-Term Notes, Series C (the "Heritage Chase Senior Series C Notes"), issued and outstanding as of the date of this prospectus is $25,000,000 aggregate principal amount of Heritage Chase Senior Series C Notes issued on March 29, 1996. Those Heritage Chase Senior Series C Notes bear interest at a rate of 6.50% per annum and mature on March 29, 2001. They are not subject to a sinking fund and are not subject to redemption prior to maturity.

HERITAGE CHASE SUBORDINATED SECURITIES

The Heritage Chase Subordinated Securities are direct, unsecured general obligations of Chase. Payment of the principal of the Heritage Chase Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization. The Heritage Chase Subordinated Indenture does not limit the amount of debt, including Heritage Chase Senior Indebtedness (as defined below), that we may incur.

Subordination. The Heritage Chase Subordinated Securities are subordinated, by their terms, to Senior Indebtedness and all of our other obligations (including Additional Senior Obligations) to our creditors, other than the Heritage Chase Subordinated Securities, except obligations having the same rank as or ranking junior to the Heritage Chase Subordinated Securities (collectively, "Heritage Chase Senior Indebtedness").

We may not make any payment on the Heritage Chase Subordinated Securities, and no holder of Heritage Chase Subordinated Securities will be entitled to demand or receive any such payment unless we have paid in full all amounts of principal, premium, if any, and interest then due on all Heritage Chase Senior Indebtedness.

Upon any distribution of assets upon our dissolution, winding-up, liquidation or reorganization, the holders of Heritage Chase Senior Indebtedness will be entitled to receive payment in full before we make any payment on the Heritage Chase Subordinated Securities. Because of this subordination, in the event of our insolvency, holders of Heritage Chase Senior Indebtedness may receive proportionately more, and holders of Heritage Chase Subordinated Securities may receive proportionately less, than other creditors of Chase, including holders of Company Subordinated Securities.

Limitation on Disposition of Voting Stock of the Bank. The Heritage Chase Subordinated Indenture contains a covenant for the exclusive benefit of the holders of Heritage Chase Subordinated Securities issued prior to October 1, 1992 that we will not create a security interest in more than 20% of the shares of the voting stock of the Bank or permit more than 20% of those shares, exclusive of directors' qualifying shares, to be held directly or indirectly other than by (1) us or (2) any corporation which is wholly-owned (except for directors' qualifying shares) by us.

Defaults and Waivers. The Heritage Chase Subordinated Indenture defines an event of default with respect to Heritage Chase Subordinated Securities of any series as certain events involving our bankruptcy, insolvency or reorganization and any other events established as events of default for any series of Heritage Chase Subordinated Securities. If an event of default with respect to any outstanding series of Heritage Chase Subordinated Securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of that series may declare the principal amount, or, in the case of original issue discount Heritage Chase Subordinated Securities, a specified portion of the principal amount, of that series to be due and payable immediately in cash. Any right to enforce the payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature of the rights of the holders of the Heritage Chase Subordinated Securities of that series. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of that series may, under certain circumstances, annul the declaration.

The Heritage Chase Subordinated Indenture requires the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series, to give the holders of that series notice of the default if not cured or waived. The trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of those holders. However, the trustee may not withhold notice of a payment default. The trustee may not give the above notice until 30 days after the occurrence of a default in the performance of a covenant (other than a covenant to make payment). The term "default" for the purposes of this provision means any event which is, or after notice or lapse or time or both would become, an event of default with respect to a series of Heritage Chase Subordinated Securities.

Other than the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee is not obligated to exercise any of its rights or powers under the Heritage Chase Subordinated Indenture at the request or direction of any of the holders of the Heritage Chase Subordinated Securities of any series, unless those holders shall have offered to the trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in aggregate principal amount of the outstanding Heritage Chase Subordinated Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the Heritage Chase Subordinated Securities of that series.

Chase is required to file annually with the trustee a written statement of officers as to the existence or non-existence of defaults.

Modification of the Heritage Chase Subordinated Indenture. We and the trustee may modify the Heritage Chase Subordinated Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Heritage Chase Subordinated Securities of each series affected by the modification. However, no such modification may, without the consent of the holder of each Heritage Chase Subordinated Security affected by the modification:

- change the fixed maturity of the principal of, or any installment of principal of or interest on, any Heritage Chase Subordinated Security,

- reduce the principal amount of any Heritage Chase Subordinated Security,

- change the rate or rates, or the method of ascertaining the rate or rates, of interest on any Heritage Chase Subordinated Security, except as provided in the Heritage Chase Subordinated Indenture or in the Heritage Chase Subordinated Securities, or any premium payable upon the redemption thereof,

- reduce the portion of the principal amount of any original issue discount Heritage Chase Subordinated Security payable upon acceleration of the maturity thereof,

- change any place where, or the currency in which, or the principal amount of, or any premium or interest on, any Heritage Chase Subordinated Security is payable,

- impair any right to institute suit for the enforcement of any right to receive payment, or, if applicable, to have delivered capital securities to be exchanged for a Heritage Chase Subordinated Security and to have such capital securities sold in a secondary offering to the extent provided in that Heritage Chase Subordinated Security and in the Heritage Chase Subordinated Indenture,

- modify the subordination provisions of the Heritage Chase Subordinated Indenture in a manner adverse to the holders,

- reduce the percentage in principal amount of outstanding Heritage Chase Subordinated Securities of the series required to approve any modification or alteration of, or any waiver under, the Heritage Chase Subordinated Indenture, or

- impair the right of any holder to receive on any exchange date capital securities with a market value equal to the amount established with respect to the series.

We and the trustee may modify the Heritage Chase Subordinated Indenture in certain circumstances without the consent of the holders of the Heritage Chase Subordinated Securities to evidence the merger of Chase or the replacement of the trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

The principal terms of the Heritage Chase Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Unless otherwise indicated below, interest on each series listed below accrues at the annual rate indicated in the title of the series and is payable semiannually in arrears on the interest payment dates indicated to the registered holders on the preceding record date indicated. Unless otherwise indicated below, the series listed below are not redeemable prior to their stated maturity and are not subject to a sinking fund.

9 3/8% SUBORDINATED NOTES DUE 2001

- Principal amount of series: $200,000,000
- Maturity date: July 1, 2001
- Interest payment dates: January 1 and July 1
- Record dates: June 15 and December 15
- Issuance date: July 13, 1989

9 3/4% SUBORDINATED NOTES DUE 2001

- Principal amount of series: $150,000,000
- Maturity date: November 1, 2001
- Interest payment dates: May 1 and November 1
- Record dates: April 15 and October 15
- Issuance date: November 13, 1991

7 1/2% SUBORDINATED NOTES DUE 2003

- Principal amount of series: $200,000,000
- Maturity date: February 1, 2003
- Interest payment dates: February 1 and August 1
- Record dates: January 15 and July 15
- Issuance date: February 2, 1993

FLOATING RATE SUBORDINATED NOTES DUE 2003

- Principal amount of series: $150,000,000
- Maturity date: July 15, 2003
- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR plus 0.125% and (2) 4.35%, payable quarterly in arrears
- Interest payment dates: January 15, April 15, July 15 and October 15
- Record dates: January 1, April 1, July 1 and October 1
- Issuance date: July 15, 1993

FLOATING RATE SUBORDINATED NOTES DUE
AUGUST 1, 2003

- Principal amount of series: $100,000,000

- Maturity date: August 1, 2003

- Interest rate: Floating rate reset quarterly based on an annual rate equal to the greater of (1) LIBOR and (2) 4.50%, payable quarterly in arrears

- Interest payment dates: February 1, May 1, August 1 and November 1

- Record dates: January 15, April 15, July 15 and October 15

- Issuance date: August 5, 1993

6 1/2% SUBORDINATED NOTES DUE 2005

- Principal amount of series: $200,000,000

- Maturity date: August 1, 2005

- Interest payment dates: February 1 and August 1

- Record dates: January 15 and July 15

- Issuance date: July 27, 1993

6 3/4% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $200,000,000

- Maturity date: August 15, 2008

- Interest payment dates: February 15 and August 15

- Record dates: August 1 and February 1

- Issuance date: August 17, 1993

6 1/8% SUBORDINATED NOTES DUE 2008

- Principal amount of series: $100,000,000

- Maturity date: October 15, 2008

- Interest payment dates: April 15 and October 15

- Record dates: April 1 and October 1

- Issuance date: October 18, 1993

6 1/2% SUBORDINATED NOTES DUE 2009

- Principal amount of series: $150,000,000

- Maturity date: January 15, 2009

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 24, 1994

6 1/4% SUBORDINATED NOTES DUE 2006

- Principal amount of series: $200,000,000

- Maturity date: January 15, 2006

- Interest payment dates: January 15 and July 15

- Record dates: January 1 and July 1

- Issuance date: January 19, 1996

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

As of the date of this prospectus, $75,000,000 aggregate principal amount of Heritage Chase Subordinated Medium-Term Notes, Series B (the "Heritage Chase Subordinated Series B Notes") is issued and outstanding. In the table below we specify the following terms of those Heritage Chase Subordinated Series B Notes:

     - Issuance date;

     - Principal amount;

     - Maturity date;

     - Interest rate and redemption dates, if any.

The Heritage Chase Subordinated Series B Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, the Heritage Chase Subordinated Series B Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

                                  PRINCIPAL
         ISSUANCE DATE             AMOUNT                        MATURITY DATE                     RATE
         -------------           -----------                     -------------                     ----
May 25, 1995...................   25,000,000 .........  May 15, 2010...................   7.625%; redeemable
                                                                                          semi-annually on or
                                                                                          after May 15, 2000
July 19, 1995..................   25,000,000 .........  July 15, 2010..................   7.20%; redeemable semi-
                                                                                          annually on or after
                                                                                          July 15, 2000
February 15, 1996..............   25,000,000 .........  February 15, 2011..............   6.60%; redeemable semi-
                                                                                          annually on or after
                                                                                          February 15, 2000

PERMANENT GLOBAL HERITAGE CHASE DEBT SECURITIES

We issued certain series of the Heritage Chase Debt Securities in permanent global form. See "Permanent Global Debt Securities" below for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

We, the Bank and certain of our other subsidiaries maintain deposits and conduct other banking transactions with the trustees under each of the Heritage Chase Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture, and Bankers Trust Company is also trustee under the Company Senior Indenture.

                        PERMANENT GLOBAL DEBT SECURITIES

We have issued certain series of the Debt Securities as permanent global Debt Securities. We deposited each permanent global Debt Security with, or on behalf of, The Depository Trust Company ("DTC"), as depositary or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, permanent global Debt Securities are not be exchangeable for definitive, certificated Debt Securities.

Only institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a permanent global Debt Security. DTC will maintain records reflecting ownership of beneficial interests by participants in the permanent global Debt Securities and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in the permanent global Debt Securities by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the Debt Securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a permanent global Debt Security.

DTC has advised us that upon the issuance of a permanent global Debt Security and the deposit of that permanent global Debt Security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that permanent global Debt Security to the accounts of its participants.

We will make payment of principal of, and interest on, Debt Securities represented by a permanent global Debt Security to DTC or its nominee, as the case may be, as the registered owner and holder of the permanent global Debt Security representing those Debt Securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a permanent global Debt Security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global Debt Security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a permanent global Debt Security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

None of Chase, the trustees nor any other agent of Chase or the trustees will have any responsibility or liability for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global Debt Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A permanent global Debt Security is exchangeable for definitive Debt Securities registered in the name of a person other than DTC or its nominee only if:

          (a) DTC notifies us that it is unwilling or unable to continue as Depositary for that permanent global Debt Security or DTC ceases to be registered under the Securities Exchange Act of 1934;

          (b) we determine in our discretion that the permanent global Debt Security will be exchangeable for definitive Debt Securities in registered form; or

          (c) there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the Debt Securities.

Any permanent global Debt Security that is exchangeable as described in the preceding sentence will be exchangeable in whole for definitive, certificated Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global Debt Security, in denominations of $1,000 and integral multiples of $1,000. The registrar will register the definitive Debt Securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the permanent global Debt Security. We will make payment of any principal and interest on the definitive Debt Securities and will register transfers and exchanges of those definitive Debt Securities at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the Debt Securities.

Except as provided above, as an owner of a beneficial interest in a permanent global Debt Security, you will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered a holder of Debt Securities for any purpose under the indentures. No permanent global Debt Security will be exchangeable except for another permanent global Debt Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the permanent global Debt Security or the applicable indenture.

We understand that, under existing industry practices, in the event that Chase requests any action of holders, or an owner of a beneficial interest in a permanent global Debt Security desires to take any action that a holder is entitled to take under the Debt Securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

If specified in a supplement to this prospectus with respect to a particular series, investors may elect to hold interests in certain series of Debt Securities outside the United States through or Cedelbank, societe anonyme ("Cedelbank") or Morgan Guaranty Trust Company of New York. Brussels Office, as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cedelbank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. Unless otherwise specified in a prospectus supplement with respect to a particular series, the Bank will act as depositary for each of Cedelbank and Euroclear.

Cedelbank has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities transactions between depository Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Cedelbank provides to Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant either directly or indirectly.

Distributions with respect to global Debt Securities held beneficially through Cedelbank will be credited to cash accounts of Cedelbank participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Cedelbank.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Debt Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to global Debt Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified in the prospectus supplement with respect to a particular series of global Debt Securities initial settlement for global Debt Securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other participants in the ordinary way in accordance with DTC rules. Then secondary market trades will settle in immediately available funds using DTC same day funds settlement system.

If the prospectus supplement specifies that interests in the global Debt Securities may be held through Cedelbank or Euroclear, Cedelbank and/or Euroclear participants will conduct secondary market trading with other Cedelbank and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global Debt Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global Debt Securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global Debt Securities settled during that processing will be reported to the relevant

Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of interests in global Debt Securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Cedelbank and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global Debt Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

                          DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should also refer to our certificate of incorporation, including the certificates of designations pursuant to which the outstanding series of our preferred stock, par value $1 per share, were issued. Our certificate of incorporation is filed as an exhibit to the registration statement. You should also refer to the applicable provisions of the Delaware General Corporation Law.

COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of common stock. At September 30, 1999, we had 881,862,887 shares of common stock issued (including 58,646,535 shares held in treasury) and had reserved approximately 111,135,369 shares of common stock for issuance under various employee or director incentive, compensation and option plans.

Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment (subject to the rights of holders of the preferred stock).

Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under the applicable certificates of designations and applicable law, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares will not be able to elect any directors.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after we have paid in full all of our debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the common stock.

PREFERRED STOCK

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 200,000,000 shares of preferred stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over Chase, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

OUTSTANDING PREFERRED STOCK. As of the date of this prospectus, we have five series of preferred stock issued and outstanding, as described in the following table:

                                  STATED VALUE AND                   OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                  REDEMPTION PRICE                   SEPTEMBER 30,    REDEMPTION     SEPTEMBER 30,
                                    PER SHARE(A)        SHARES            1999           DATE            1999
                                  ----------------   -------------   --------------   ----------   -----------------
                                                     (IN MILLIONS)   (IN MILLIONS)
Adjustable Rate, Series L
Cumulative......................      $100.00             2.0             $200         6/30/1999         5.040%(b)
Adjustable Rate, Series N
  Cumulative....................        25.00             9.1              228         6/30/1999         5.100(b)
10.96% Cumulative...............        25.00             4.0              100         6/30/2000         10.96
10.84% Cumulative...............        25.00             8.0              200         6/30/2001         10.84
Fixed/Adjustable Rate
  Noncumulative.................        50.00             4.0              200         6/30/2003(c)        4.96(c)

---------------
(a) Redemption price is price indicated in table, plus includes accrued but unpaid dividends, if any.
(b) Floating rates are based on certain U.S. Treasury rates. The minimum and maximum rates are 4.50% and 10.50%, respectively, for each of the Adjustable Rate, Series L Cumulative Preferred Stock and the Adjustable Rate, Series N Cumulative Preferred Stock.
(c) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on certain U.S. Treasury rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the board of directors, on each March 31, June 30, September 30 and December 31. Dividends on all the outstanding series of preferred stock, other than the Fixed/ Adjustable Rate Noncumulative Preferred Stock, are cumulative. If we fail to declare a dividend on the Fixed/Adjustable Rate Noncumulative Preferred Stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend periods.

We may not declare or pay any dividends on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends (and cumulative dividends still owing, if any) on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. If we do not pay in full the dividend on those equally-and senior-ranking series, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally- or senior-ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears.

Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, as an owner of preferred stock, you would be entitled to receive liquidating distributions in the amount set forth opposite your applicable series in the table above, plus accrued and unpaid dividends, if any, before we make any distribution of our assets to the holders of our common stock. Each of the outstanding series of preferred stock is redeemable at our option at a redemption price per share equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any. In addition, we may redeem the shares of the Fixed/Adjustable Rate Noncumulative Preferred Stock earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986 relating to the dividends-received deduction.

Voting Rights. If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative preferred stock is in default, the number of directors constituting our board of directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she was elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series shall be equal to or greater than the equivalent of six quarterly dividends.

All series of the outstanding preferred stock, other than the 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock, provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:

- create any class or series of stock having a preference over any outstanding series of preferred stock; or

- change the provisions of our certificate of incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.

Those series of preferred stock also state that if the amendment does not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two thirds of the shares of the series of preferred stock adversely affected.

The 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock each provide as follows:

- the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of our certificate of incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

- the consent of the holders of at least two-thirds of the voting power of that series and each of the series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

Miscellaneous. No series of outstanding preferred stock is convertible into shares of our common stock or other securities of Chase. No series of outstanding preferred stock is subject to preemptive rights.

Transfer Agent and Registrar. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the preferred stock and related depositary shares, if any. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

PERMANENT GLOBAL PREFERRED SECURITIES

We have issued certain series of the preferred stock as permanent global securities deposited with the DTC as depositary ("global preferred securities"). We have deposited each global preferred security with or on behalf of DTC or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities are not exchangeable for definitive certificated preferred stock.

Only institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants may own beneficial interests in a global preferred security. DTC will maintain records evidencing ownership of beneficial interests by participants in a global preferred security and transfers of those ownership interests. Participants will maintain records evidencing ownership of beneficial interests in a global preferred security by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the preferred stock. You will not receive written confirmation from DTC of your purchase, but we do expect you to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participants through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive, certificated form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective number of shares represented by that global preferred security to the accounts of its participants.

We will make payments on the preferred stock represented by a global preferred security to DTC or its nominee, as the case may be, as the registered owner and holder of the global preferred security representing that preferred stock. DTC has advised us that upon receipt of any payment on a global preferred security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that global preferred security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global preferred security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global preferred security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests.

A global preferred security is exchangeable for definitive certificated preferred stock registered in the name of a person other than DTC or its nominee, only if:

          (a) DTC notifies us that it is unwilling or unable to continue as depositary for that global preferred security or DTC ceases to be registered under the Securities Exchange Act of 1934; or

          (b) we determine in our discretion that the global preferred security will be exchangeable for certificated preferred stock.

Any global preferred security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive, certificated preferred stock registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global preferred security.

Except as provided above, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of certificates representing shares of preferred stock and will not be considered a holder of preferred stock. No global preferred security will be exchangeable except for another global preferred security to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder of preferred stock.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder of preferred stock is entitled to take, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

                                    EXPERTS

The financial statements of Chase incorporated in this prospectus by reference to the Annual Report of Chase on Form 10-K for the year ended December 31, 1998 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                             [Chase Manhattan Logo]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Registration fee -- Securities and Exchange Commission......  $3,960,000
Blue Sky fees and expenses..................................      20,000
Attorneys' fees and expenses................................     200,000*
Accountants' fees and expenses..............................     225,000*
Printing and engraving expenses.............................     175,000*
Rating agency fees..........................................      75,000*
Trustee fees................................................      60,000*
NASD fee....................................................      30,500
Miscellaneous expenses......................................      10,000*
                                                              ----------
     Total..................................................  $4,755,500*
                                                              ==========

---------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Restated Certificate of Incorporation of The Chase Manhattan Corporation (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, the Registrant's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

The Registrant's By-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  LIST OF EXHIBITS

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Registration Statement on
          Form S-3 (File No. 333-56573) The Chase Manhattan
          Corporation).
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between
          The Chase Manhattan Corporation and the agents party thereto
          (incorporated by reference to Exhibit 1.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.3      Form of Equity Securities Underwriting Agreement
          (incorporated by reference to Exhibit 1.3 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 3.1      Restated Certificate of Incorporation of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 4.1 to the
          Registration Statement on Form S-8 (File No. 333-07941) of
          The Chase Manhattan Corporation).
 3.2      Certificate of Amendment of Restated Certificate of
          Incorporation of The Chase Manhattan Corporation
          (incorporated by reference to Exhibit 3.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 3.3      Certificate of Designations of Fixed/Adjustable Rate
          Noncumulative Preferred Stock of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 3.3 to
          Registration Statement on Form S-3 (File No. 333-56573) of
          The Chase Manhattan Corporation).
 3.4      By-Laws of The Chase Manhattan Corporation, as amended
          (incorporated by reference to Exhibit 4.4 of the
          Registration Statement on Form S-8 (File No. 33-92217) of
          The Chase Manhattan Corporation).
 4.1      Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the
          Registration Statement, of The Chase Manhattan Corporation
          (File No. 33-64261)).
 4.2      Form of Certificate of Designations for Preferred Stock
          (incorporated by reference to Exhibit 4.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.3      Form of Deposit Agreement (incorporated by reference to
          Exhibit 4.3 to Registration Statement on Form S-3 (File No.
          333-56573) of The Chase Manhattan Corporation).
 4.4      Form of Depositary Receipt of Depositary Shares
          (incorporated by reference to Exhibit 4.4 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.5      Indenture dated as of December 1, 1989, between The Chase
          Manhattan Corporation (formerly known as Chemical Banking
          Corporation) and Bankers Trust Company, as successor to The
          Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of The Chase Manhattan
          Corporation (formerly known as Chemical Banking
          Corporation)).
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between The Chase Manhattan
          Corporation (formerly known as Chemical Banking Corporation)
          and U.S. Bank Trust National Association (formerly known as
          First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee
          (incorporated by reference to Exhibit 4.1 to the Current
          Report on Form 8-K of The Chase Manhattan Corporation
          (formerly known as Chemical Banking Corporation) (File No.
          1-5805) dated December 22, 1992).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as Trustee, to the Indenture
          dated as of April 1, 1987, as amended and restated as of
          December 15, 1992 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.8      Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and IBJ Schroder
          Bank and Trust Company, as Trustee, to the Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit
          4.12 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.9      Second Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of July 1, 1986 (incorporated by
          reference to Exhibit 4.18 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.10     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of August 1, 1974 (incorporated by
          reference to Exhibit 4.20 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.11     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation Chemical Bank, as resigning Trustee, and U.S.
          Bank Trust National Association (formerly known as First
          Trust of New York, National Association), as successor
          Trustee, to the Indenture dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.22 to the
          Registration Statement on Form S-3 (File No. 333-14959) of
          The Chase Manhattan Corporation).
 4.12     Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), to the Amended and Restated
          Indenture dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.23 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.13     Form of Subordinated Security (incorporated by reference to
          Exhibit 4.13 to Registration Statement on Form S-3 (File No.
          333-56573) of The Chase Manhattan Corporation).
 4.14     Form of Debt Securities Warrant Agreement.*
 4.15     Form of Preferred Stock Warrant Agreement.*
 4.16     Form of Common Stock Warrant Agreement.*
 4.17     Form of Currency Warrants Warrant Agreement.*
 4.18     Form of Fixed Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.18 to Registration Statement on Form
          S-3 (File No. 333-56573) of The Chase Manhattan
          Corporation).
 4.19     Form of Floating Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.19 to Amendment No. 1 to
          Registration Statement on Form S-3 (File No. 333-56573) of
          The Chase Manhattan Corporation).
 4.20     Form of Fixed Rate Subordinated Medium-Term Note
          (incorporated by reference to Exhibit 4.20 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.21     Form of Floating Rate Subordinated Medium-Term Note
          (incorporated by reference to Exhibit 4.21 to Amendment No.
          1 to Registration Statement on Form S-3 (File No. 333-56573)
          of The Chase Manhattan Corporation).
 5        Opinion of Simpson Thacher & Barlett.**
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 1998 (incorporated by reference to
          Exhibit 12(a) to Annual Report on Form 10-K for the Year
          Ended December 31, 1998 of The Chase Manhattan Corporation
          (File No. 1-5805)).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
12.2      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended September 30, 1999 (incorporated by reference to Exhibit 12(a) to the Quarterly Report on Form 10-Q for
          the Quarter Ended September 30, 1999 of The Chase Manhattan
          Corporation (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 1998 (incorporated by reference to Exhibit
          12(b) to Annual Report on Form 10-K for the Year Ended
          December 31, 1998 of The Chase Manhattan Corporation (File
          No. 1-5805)).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          September 30, 1999 (incorporated by reference to Exhibit
          12(b) to the Quarterly Report on Form 10-Q for the Quarter
          Ended September 30, 1999 of The Chase Manhattan Corporation
          (File No. 1-5805)).
23.1      Consent of PricewaterhouseCoopers LLP.**
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.**
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.**
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.**

---------------
 * To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

** Filed herewith.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on January 11, 2000.

                                          THE CHASE MANHATTAN CORPORATION
                                                      (Registrant)

                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                (Anthony J. Horan, Corporate
                                                         Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                           Chairman of the Board, Chief Executive Officer
---------------------------------------------------    and Director
            (William B. Harrison, Jr.)                 (Principal Executive Officer)

                         *                           Director
---------------------------------------------------
                (Hans W. Becherer)

                         *                           Director
---------------------------------------------------
              (Frank A. Bennack, Jr.)

                         *                           Director
---------------------------------------------------
               (Susan V. Berresford)

                         *                           Director
---------------------------------------------------
                (M. Anthony Burns)

                         *                           Director
---------------------------------------------------
               (H. Laurance Fuller)

                         *                           Director
---------------------------------------------------
                (Melvin R. Goodes)

                         *                           Director
---------------------------------------------------
               (William H. Gray III)

                         *                           Director
---------------------------------------------------
                 (Harold S. Hook)

                         *                           Director
---------------------------------------------------
                (Helene L. Kaplan)

                         *                           Director
---------------------------------------------------
                (Henry B. Schacht)

                         *                           Director
---------------------------------------------------
                (Andrew C. Sigler)

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                           Director
---------------------------------------------------
                (John R. Stafford)

                         *                           Director
---------------------------------------------------
               (Marina v.N. Whitman)

                         *                           Vice Chairman Finance and Risk Management
---------------------------------------------------    (Principal Financial Officer)
                 (Marc J. Shapiro)

                         *                           Executive Vice President and Controller
---------------------------------------------------    (Principal Accounting Officer)
               (Joseph L. Sclafani)

* Anthony J. Horan hereby signs this Amendment on behalf of each of the indicated persons for whom he is attorney-in-fact on January 11, 2000 pursuant to a power of attorney filed herewith.

                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                    Corporate Secretary

Dated: January 11, 2000

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Registration Statement on
          Form S-3 (File No. 333-56573) The Chase Manhattan
          Corporation).
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between
          The Chase Manhattan Corporation and Chase Securities Inc.,
          Bear, Stearns & Co. Inc., Credit Suisse First Boston
          Corporation, Goldman, Sachs & Co., Lehman Brothers Inc.,
          Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan,
          Stanley & Co. Incorporated and Salomon Brothers Inc.
          (incorporated by reference to Exhibit 1.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 1.3      Form of Equity Securities Underwriting Agreement
          (incorporated by reference to Exhibit 1.3 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 3.1      Restated Certificate of Incorporation of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 4.1 to the
          Registration Statement on Form S-8 (File No. 333-07941) of
          The Chase Manhattan Corporation).
 3.2      Certificate of Amendment of Restated Certificate of
          Incorporation of The Chase Manhattan Corporation
          (incorporated by reference to Exhibit 3.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 3.3      Certificate of Designations of Fixed/Adjustable Rate
          Noncumulative Preferred Stock of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 3.3 to
          Registration Statement on Form S-3 (File No. 333-56573) of
          The Chase Manhattan Corporation).
 3.4      By-Laws of The Chase Manhattan Corporation, as amended
          (incorporated by reference to Exhibit 4.4 of the
          Registration Statement on Form S-8 (File No. 333-92217) of
          The Chase Manhattan Corporation).
 4.1      Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the
          Registration Statement, of The Chase Manhattan Corporation
          (File No. 33-64261)).
 4.2      Form of Certificate of Designations for Preferred Stock
          (incorporated by reference to Exhibit 4.2 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.3      Form of Deposit Agreement (incorporated by reference to
          Exhibit 4.3 to Registration Statement on Form S-3 (File No.
          333-56573) of The Chase Manhattan Corporation).
 4.4      Form of Depositary Receipt of Depositary Shares
          (incorporated by reference to Exhibit 4.4 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.5      Indenture dated as of December 1, 1989, between The Chase
          Manhattan Corporation (formerly known as Chemical Banking
          Corporation) and Bankers Trust Company, as successor to The
          Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of The Chase Manhattan
          Corporation (formerly known as Chemical Banking
          Corporation)).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between The Chase Manhattan
          Corporation (formerly known as Chemical Banking Corporation)
          and U.S. Bank Trust National Association (formerly known as
          First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee
          (incorporated by reference to Exhibit 4.1 to the Current
          Report on Form 8-K of The Chase Manhattan Corporation
          (formerly known as Chemical Banking Corporation) (File No.
          1-5805) dated December 22, 1992).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as Trustee, to the Indenture
          dated as of April 1, 1987, as amended and restated as of
          December 15, 1992 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.8      Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and IBJ Schroder
          Bank and Trust Company, as Trustee, to the Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit
          4.12 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.9      Second Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of July 1, 1986 (incorporated by
          reference to Exhibit 4.18 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.10     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of August 1, 1974 (incorporated by
          reference to Exhibit 4.20 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.11     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation Chemical Bank, as resigning Trustee, and U.S.
          Bank Trust National Association (formerly known as First
          Trust of New York, National Association), as successor
          Trustee, to the Indenture dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.22 to the
          Registration Statement on Form S-3 (File No. 333-14959) of
          The Chase Manhattan Corporation).
 4.12     Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), to the Amended and Restated
          Indenture dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.23 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.13     Form of Subordinated Security (incorporated by reference to
          Exhibit 4.13 to Registration Statement on Form S-3 (File No.
          333-56573) of The Chase Manhattan Corporation).
 4.14     Form of Debt Securities Warrant Agreement.*
 4.15     Form of Preferred Stock Warrant Agreement.*
 4.16     Form of Common Stock Warrant Agreement.*
 4.17     Form of Currency Warrants Warrant Agreement.*
 4.18     Form of Fixed Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.18 to Registration Statement on Form
          S-3 (File No. 333-56573) of The Chase Manhattan
          Corporation).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.19     Form of Floating Rate Senior Medium-Term Note (incorporated by reference to Exhibit 4.19 to Amendment No. 1 to
          Registration Statement on Form S-3 (File No. 333-56573) of
          The Chase Manhattan Corporation).
 4.20     Form of Fixed Rate Subordinated Medium-Term Note
          (incorporated by reference to Exhibit 4.20 to Registration
          Statement on Form S-3 (File No. 333-56573) of The Chase
          Manhattan Corporation).
 4.21     Form of Floating Rate Subordinated Medium-Term Note
          (incorporated by reference to Exhibit 4.21 to Amendment No.
          1 to Registration Statement on Form S-3 (File No. 333-56573)
          of The Chase Manhattan Corporation).
 5        Opinion of Simpson Thacher & Barlett.**
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 1998 (incorporated by reference to
          Exhibit 12(a) to Annual Report on Form 10-K for the Year
          Ended December 31, 1998 of The Chase Manhattan Corporation
          (File No. 1-5805)).
12.2      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended September 30, 1999 (incorporated by reference to Exhibit 12(a) to the Quarterly Report on Form 10-Q for
          the Quarter Ended September 30, 1999 of The Chase Manhattan
          Corporation (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 1998 (incorporated by reference to Exhibit
          12(b) to Annual Report on Form 10-K for the Year Ended
          December 31, 1998 of The Chase Manhattan Corporation (File
          No. 1-5805)).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          September 30, 1999 (incorporated by reference to Exhibit
          12(b) to the Quarterly Report on Form 10-Q for the Quarter
          Ended September 30, 1999 of The Chase Manhattan Corporation
          (File No. 1-5805)).
23.1      Consent of PricewaterhouseCoopers LLP.**
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.**
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.**
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.**

---------------
 * To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

** Filed herewith.